As filed with the Securities and Exchange Commission on May 6, 2008

Registration No. 333-147918

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

To

FORM SB-2

On

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CROWDFUNDER, INC.

(Exact name of registrant as specified in its charter)

Colorado	7370	26-1456661
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

875 Dellwood Avenue

Boulder, CO 80304

Telephone: (303) 325-5321

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark H. Kreloff

Chief Executive Officer

CrowdFunder, Inc.

875 Dellwood Avenue

Boulder, CO  80304

Telephone: (303) 325-5321

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam J. Agron, Esq.

Rikard D. Lundberg, Esq.

Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street, Suite 2200

Denver, CO  80202-4437

Telephone: (303) 223-1100

Facsimile: (303) 223-1111

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

                The information in this prospectus is not complete and may be changed. These securities may not be sold except pursuant to a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, also referred to herein as the “Securities Act,” until the registration statement filed with the Securities and Exchange Commission, also referred to herein as the “SEC,” is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 6, 2008

CrowdFunder, Inc.

750,001 Shares of Common Stock

                This prospectus relates to the sale by the selling shareholders identified in this prospectus of up to 750,001 shares of our common stock, consisting of shares issued to the selling shareholders in a private placement.

                The selling shareholders may offer for sale shares in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale of these shares by the selling shareholders.

                The shares will be offered by our selling stockholders initially at $0.2725 per share and thereafter, if the shares are quoted for trading on the OTC Bulletin Board, at then prevailing market prices or privately negotiated prices. We will bear all costs relating to the registration of these shares of our common stock, other than the selling shareholders’ legal or accounting costs or commissions.

                Our common stock has no trading history. We expect that our common stock will be eligible to trade on the OTC Bulletin Board, but it is not now eligible.

                INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

                You should rely only on the information contained in this prospectus or any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement is accurate as of the date on the front cover of this prospectus or any supplement only, regardless of the time of delivery of this prospectus or any supplement or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

                NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                   , 2008

i

ii

PROSPECTUS SUMMARY

                This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, related notes and the other more detailed information appearing elsewhere in this prospectus before making an investment decision.

                Unless otherwise indicated, all references to “CrowdFunder,” the “company,” “we,” “us” and “our” and similar terms in this prospectus refer to CrowdFunder, Inc.

Overview

                CrowdFunder, Inc. owns and operates two social networking and fundraising Internet websites at www.CrowdFunder.com and www.SchoolFunder.org, respectively. Each website provides a robust and entertaining way for almost anyone, also referred to herein as a “seller,” to raise money from a community of buyers, also referred to herein as “buyers.” In the case of CrowdFunder.com, Sellers create listings of tangible or intangible property or actions (a promise to perform) that they are willing to deliver to a buying community or perform if a target price is met. The target price is the aggregate amount of money a particular seller is willing to accept from the buying community before delivering the tangible or intangible property to the entire buying community or performing the promised action. It is not a fixed amount of money from each contributing party, but rather the total amount collected by adding all of the contributions made by the buyers participating in the particular listing. Each buyer contributes an incremental amount of money (for example $1.00 or $5.00) that accumulates toward a particular seller’s target price until such seller’s target price is either met or the listing period expires. If the seller’s target price is met collectively by the buying community, the seller “releases” the “deliverable” to each participant in the buying community by either delivering the promised content to each of the participants or by taking the action promised in the listing. Each listing must achieve its target price before a designated expiration time that the seller sets (no more than 30 days after initial listing). In the case of SchoolFunder.org, designed exclusively for school-related fundraising, a seller also has an option to make a listing without a target price in which case the seller will collect all money pledged. We intend to derive revenues by charging sellers a fee for all listings that achieve their target prices. Listing in itself is free (basic listing) and we do not expect to charge sellers for listings that do not achieve their target prices.

                The listings may consist of any tangible or intangible property or actions that can be distributed to or enjoyed by a number of people and may include the following categories:

•              Schools soliciting funds, such as for new band instruments or a new gymnasium floor;

•              Electronic media, such as videos, music or cell phone ring tones;

•              Knowledge, such as legal cheat codes for videogames, a term-paper or a sports expert’s picks for this week’s football games;

•              Actions, such as a band’s promise to play in a specific location in the United States on a particular date, or someone’s promise to host a party at a particular place on a particular date;

•              Software (to the extent legal), such as shareware;

•              Dares, such as “I will wear an orange jumpsuit to school on Friday” or “I will eat 10 hamburgers;” and

•              “Digital panhandling,” such as “I need $500.00 to pay for surgery for my sick dog.”

                While our CrowdFunder.com website is open to any of the above-mentioned types of listing, our SchoolFunder.org website is designed as a forum for school-related fundraising.

Corporate Information

                We were incorporated in the State of Colorado on November 27, 1996, under the name Mauna Kea Enterprises, Inc. for the purpose of distributing shares of our common stock to a number of distributees to become a widely held public shell suitable for a future business combination with a privately-held company seeking to become public through a merger with a public shell. On July 24, 2007, we acquired Fairground Media LLC which is a development stage Colorado corporation engaged in building the CrowdFunder business. We did not have any operations until we acquired Fairground Media. Our corporate headquarters are located at 875 Dellwood Avenue, Boulder, CO  80304. Our telephone number is (303) 325-5321 and we maintain websites located at www.CrowdFunder.com and www.SchoolFunder.org. The information included on our websites is not included as a part of, or incorporated by reference into, this prospectus.

The Offering

Common stock offered by the selling shareholders	750,001 shares

Offering price	Initially $0.2725 per share and thereafter, if the shares are quoted for trading on the OTC Bulletin Board, at then prevailing market prices or privately negotiated prices.

Common stock outstanding after this offering(1)	9,734,724

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock.

Risk factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under the caption “Risk Factors” beginning on page 3 and the other information contained in this prospectus before making an investment decision regarding our common stock.

(1)

The number of outstanding shares after this offering is based upon shares outstanding as of April 30, 2008 which does not include 1,000,000 additional shares issuable upon the exercise of an outstanding warrant.

RISK FACTORS

                Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below and other information contained in this prospectus, including our financial statements and related notes before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In that case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Relating To Our Business

Our future performance is difficult to evaluate because we have limited operating history and no significant revenues.

                We were incorporated in November 1996 but have only had limited operations since then. To date, we have not generated significant revenues and expect that we will not generate significant revenues during the immediate future. As a result, there is essentially no historical financial and operating information available to help you evaluate our performance or an investment in our common stock. In the event that we are unable to manage our growth and operate as a public company due to our limited experience, our business may suffer uncertainty and failures, which makes it difficult to evaluate our business.

Projections about our future financial performance are uncertain and our future financial performance is not guaranteed.

                This prospectus contains projections of our future financial performance. The financial projections are based on assumptions that we believe to be reasonable but that are inherently uncertain and unpredictable. These assumptions may be incomplete or inaccurate and unanticipated events and circumstances are likely to occur. For these reasons, actual results achieved during the periods covered may vary from the projections, and such variations may be material and adverse. Independent accountants and consultants have not compiled or examined these projections and, accordingly, do not express an opinion or any other form of assurance on them. You are cautioned that there are numerous risks and uncertainties that could affect the achievement of the projections. Accordingly, the projections are provided for illustrative purposes only, and your return as an investor indicated in the projections is by no means guaranteed.

We do not have any employees and the success of our business depends on the continuing efforts of independent consultants who may terminate their business relationship with us at any time causing us to lose experienced personnel and to expend resources in securing qualified replacements.

                We do not have any employees. Instead, we depend substantially on the current and continued services and performance of independent consultants, in particular Mark Kreloff, our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary and a director, and Bret Orton, our chief technology consultant. Loss of the services of either of these individuals would adversely impact our operations. We have entered into verbal and written consulting agreements with all of our consultants, including Mr. Kreloff and Mr. Orton. There is no guarantee that we will be able to retain the services of these, or other, consultants on reasonable terms or at all. We do not currently maintain any “key man” life insurance with respect to any of such individuals nor do we have any immediate plans to procure such insurance.

Our operating results may fluctuate, which makes results difficult to predict and could cause our results to fall short of expectations.

                Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly and annual expenses as a percentage of our revenues may be significantly different from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in this Risk Factors section, and the following factors, may affect our operating results:

•              Our ability to expand our user base;

•              Our plans to increase our marketing personnel and other marketing costs to further our growth strategy;

•              Our plans to continue to develop new and improved service offerings;

•              Our intent to focus on long-term goals over short-term results;

•              General economic conditions and those economic conditions which could specifically affect those geographic areas we target; and

•              Geo-political events such as war, threat of war or terrorist actions.

If we are unable to attract, train and retain highly qualified personnel, the quality of our services may decline and we may not successfully execute our internal growth strategies.

                Our success depends in large part upon our ability to continue to attract, train, motivate and retain highly skilled and experienced personnel, including technical personnel. Qualified technical personnel periodically are in great demand and may be unavailable.  While we currently have available technical expertise sufficient for the requirements of our business, expansion of our business could require us to retain additional highly skilled technical personnel. We expect competition for such personnel to increase in the future.  There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled technical personnel in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates of compensation could impair our ability to grow and run our business and could harm our business.

Our business is subject to risks associated with geographic market concentration.

                While our websites technically are viewable and usable from anywhere in the world using an Internet connection and a computer, the content on each website is and is intended to be highly localized. Currently, our websites are set up to serve listings related only to the buying community in and around Boulder, Colorado. Our business model is built primarily on the idea that sellers in a particular geographic location will post contents on our websites interesting to buyers in that same geographic location and that the sellers and buyers will either already know each other before getting acquainted via our websites or get to know each other on some level by using our services. While we currently have no specific plans to do so, we expect to expand our services by creating sub-websites for other buying communities in new geographic areas. We will be subject to risks associated with geographic market concentration, such as adverse changes in the local economy, the local regulatory environment, and our reputation among local users, until we have successfully established websites serving a large number of diverse geographic locations. If we are unable to successfully diminish the impact of these risks, our profitability and growth prospects may be materially and adversely affected.

Geographical business expansion efforts we make could result in difficulties in successfully managing our business and consequently harm our financial condition.

                Our websites currently serve only the local buying community in and around Boulder, Colorado. As part of our business strategy, we expect to launch websites serving new geographical locations. We cannot accurately predict the timing, locations and success of our expansion efforts and the associated capital commitments that might be required. There can be no assurance that we will be able to identify or profitably manage additional geographical markets without substantial costs, delays or other operational or financial difficulties. In addition, expansion efforts involve a number of other risks, including:

•              Failure of the expansion efforts to achieve expected results;

•              Diversion of management’s attention and resources to expansion efforts; and

•              Risks associated with unanticipated events, liabilities or contingencies.

                The inability to successfully expand into new geographical markets could result in increased costs, thereby decreasing our profitability, and difficulties in successfully managing our business.

If we are unable to attract users to our websites, retain them and attract new users prospectively, we may be unable to attain profitability or increase revenues, expand the range of our services or enter new markets.

                As of the date of this prospectus, we have not generated significant revenues. We derive revenues by charging a transaction fee equal to a certain percentage on the total amount of all successfully closed listings. Therefore, to derive any revenues, we must attract users to our websites. We currently waive the transaction fee for listings on our CrowdFunder.com website in order to attract listings but we charge a transaction fee for listings on our SchoolFunder.com website. We do not know for how long we will continue waiving the transaction fee for listings on our CrowdFunder.com website. We cannot guarantee that sellers that used CrowdFunder.com while it was free will continue using it when and if we start imposing the transaction fee. Furthermore, to be able to maintain or increase our revenues, we will have to retain existing users and attract new ones. If we are unable to do so, our revenues could decrease thereby decreasing our profitability.

Our profitability depends, in part, on our success in creating recognition and we could lose our competitive advantage if we are not able to protect our trademarks against infringement, and any related litigation could be time-consuming and costly.

                We expect that our brand will gain substantial recognition. We have not registered any of our trademarks with the United States Patent and Trademark Office. Use of our name or a similar name by competitors could weaken our brand and harm our business and competitive position. In addition, any litigation relating to protecting our trademarks against infringement could be time consuming and costly.

Our inability to obtain capital, use internally generated cash, or use shares of our capital stock or debt to finance future expansion efforts could impair the growth and expansion of our business.

                Reliance on internally generated cash or debt to finance our operations or complete business expansion efforts could substantially limit our operational and financial flexibility. The extent to which we will be able or willing to use shares of capital stock to consummate expansions will depend on the market value of our capital stock from time to time and the willingness of potential investors, sellers or business partners to accept it as full or partial payment. Using shares of capital stock for this purpose also may result in significant dilution to our then existing shareholders. To the extent that we are unable to use capital stock to make future expansions, our ability to grow through expansions may be limited by the extent to which we are able to raise capital for this purpose through debt or equity financings. No assurance can be given that we will be able to obtain the necessary capital to finance a successful expansion program or our other cash needs. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion. In addition to requiring funding for expansions, we may need additional funds to implement our internal growth and operating strategies or to finance other aspects of our operations. Our failure to (i) obtain additional capital on acceptable terms, (ii) use internally generated cash or debt to complete expansions because it significantly limits our operational or financial flexibility, or (iii) use shares of capital stock to make future expansions may hinder our ability to actively pursue any expansion program we may decide to implement.

Government inquiries may lead to charges or penalties that could be time-consuming and costly.

                We expect that a large number of transactions will occur on our websites. It is possible that those using our websites may lodge complaints against us with government regulators regarding the services we provide through our websites. If such complaints rise to a significant level, government regulators may contact us to inquire about our business, which may lead to actions against us. In particular, government regulators may inquire about our antifraud and privacy protection efforts, customer support procedures, operating procedures and disclosures. If one or more of these agencies is not satisfied with our responses to such inquiries, we could be subject to enforcement actions, fines or other penalties, or forced to change our operating practices in ways that could harm our business. Also, responding to such inquiries and actions may be time-consuming and costly, thereby diverting management’s attention from our business and potentially reducing our profitability.

                We will be subject to laws relating to the use and transfer of personally identifiable information about our users, especially for financial information. Violation of these laws, which in many cases apply not only to third-party transactions but also would apply to transfers of information between us and our subsidiaries, and between us, our subsidiaries, and other parties with which we have commercial relations, could subject us to significant penalties and negative publicity and could adversely affect us.

The listing or sale by our users of tangible or intangible property purportedly in violation of the intellectual property rights of third parties may harm our business.

                It is possible that our users will list and sell tangible or intangible property on our websites that infringes third-party copyrights, trademarks and trade names, or other intellectual property rights. We expect to have in place procedures to attempt to prevent such infringements but such efforts may be found to be insufficient. Content owners and other intellectual property rights owners have been active in asserting their rights against online companies. We expect to work actively with the owners of intellectual property rights to eliminate infringing listings on our websites but if we are unsuccessful in doing so, such owners may initiate litigation against us from time to time alleging infringement of intellectual property rights. Such litigation may be time-consuming and costly for us, could result in damage awards or increased costs of doing business through adverse judgment or settlement, could require us to change our business practices in expensive ways, or could otherwise harm or shut down our business. In addition, a public perception that infringing listings are commonplace on our websites could damage our reputation and our business. Litigation against other online companies could result in interpretations of the law that could also require us to change our business practices or otherwise increase our costs.

Claims that we infringe upon third parties’ intellectual property rights could be costly to defend or settle, and thus could reduce our income or increase our net loss.

                We may from time to time encounter disputes over rights and obligations concerning intellectual property. Although we believe that our intellectual property rights are sufficient to allow us to operate our websites without incurring liability to third parties, third parties may bring claims of infringement against us. Such claims may be with or without merit. Any litigation to defend against claims of infringement or invalidity could result in substantial costs and diversion of resources. Furthermore, a party making such a claim could secure a judgment that requires us to pay substantial damages. A judgment could also include an injunction or other court order that could prevent us from operating our websites. Our business, operating results and financial condition could be harmed by a reduction in income or an increase in our net loss if any of these events occurred.

From time to time, we may become a defendant in a variety of litigation and other actions, which may have a material adverse effect on our business, financial condition and results of operations if we are unable to recover any monetary liability resulting from a successful claim with insurance proceeds or working capital.

                From time to time, we may become involved in litigation and other disputes or regulatory inquiries that arise in the ordinary course of business. We expect that the number and significance of these potential disputes and inquiries will increase as our business expands and our company grows larger. We may also become more vulnerable to third-party claims as laws such as the Digital Millennium Copyright Act, the Lanham Act and the Communications Decency Act are interpreted by the courts. Any claims or regulatory actions against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time, result in the diversion of significant operational resources, and have a negative impact on our business by increasing our costs, thereby decreasing our profits.

                We do not currently carry insurance to cover business risks but expect to carry such insurance coverage in the future. If and when we carry such insurance, there can be no assurance that the insurance coverage we then will have will cover all claims that may be asserted against us. Should any ultimate judgments or settlements not be covered by any insurance coverage we may then have or exceed such insurance coverage, such uncovered losses could increase our costs and could have a material adverse effect on our results of operations, financial position and cash flows. There can also be no assurance that we will be able to obtain appropriate and sufficient types or levels of insurance in the future or that adequate replacement policies will be available on acceptable terms, if at all.

We are dependent upon technology services, and if we experience damage, service interruptions or failures in our computer and telecommunications systems, or if our security measures are breached, our customer relationships and our ability to attract new customers may be adversely affected.

                Our business could be interrupted by damage to or disruption of our computer and telecommunications equipment and software systems, and we may lose data. Any interruption in the availability of our websites will reduce our current revenues and profits, could harm our future revenues and profits, and could subject us to regulatory scrutiny and lawsuits. Any unscheduled interruption in our services is likely to result in an immediate, and possibly substantial, loss of revenues. Frequent or persistent interruptions in our services could cause current or potential users to believe that our systems are unreliable, leading them to switch to our competitors or to avoid our websites, and could permanently harm our reputation and brands. In addition, our customers may use our products for critical transactions and system failures could result in damage to our customers’ businesses. These customers could seek significant compensation from us for their losses. Finally, our business involves the storage and transmission of customers’ proprietary information, and security breaches could expose us to a risk of loss of this information, litigation and possible liability. If our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and, as a result, someone obtains unauthorized access to customer data, our reputation may be damaged, our business may suffer and we could incur significant liability. Techniques used to obtain unauthorized access or to sabotage systems change frequently and are growing increasingly sophisticated. As a result, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, we could be liable and the market perception of our services could be harmed.

                Although our systems have been designed around industry-standard architectures to reduce downtime in the event of outages or catastrophic occurrences, they remain vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks, computer viruses, computer denial-of-service attacks, and similar events. Our systems are also subject to break-ins, sabotage, and intentional acts of vandalism. Despite any precautions we may take, the occurrence of a natural disaster, a decision by any of our third-party hosting providers to close a facility we use without adequate notice for financial or other reasons, or other unanticipated problems at our hosting facilities could result in lengthy interruptions in our services. We do not carry business interruption insurance sufficient to compensate us for losses that may result from interruptions in our service as a result of system failures.

Our growth will depend on our ability to develop our brand, and these efforts may be costly.

                We expect that our initial growth will be attributable to word of mouth and to national and local media coverage. We believe that continuing to strengthen our brands will be critical to achieving widespread acceptance of our services, and will require a significant increased focus on active marketing efforts. Currently, we have virtually no capital to market our business. The demand for and cost of online and traditional advertising have been increasing, and may continue to increase. Accordingly, we will need to spend increasing amounts of money on, and devote greater resources to, advertising, marketing, and other efforts to create and maintain brand loyalty among users. Brand promotion activities may not yield increased revenues, and even if they do, any increased revenues may not offset the expenses incurred in building our brand. If we do attract new users to our services, they may not conduct transactions using our services on a regular basis. If we fail to promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, our business would be harmed.

Our business and users may be subject to sales tax and other taxes.

                The application of indirect taxes (such as sales and use tax, value-added tax, goods and services tax, business tax, and gross receipt tax) to e-commerce businesses such as ours and to our users is a complex and evolving issue. Many of the fundamental statutes and regulations that impose these taxes were established before the growth of the Internet and e-commerce. In many cases, it is not clear how existing statutes apply to the Internet or electronic commerce or communications conducted over the Internet. In addition, some jurisdictions have implemented or may implement laws specifically addressing the Internet or some aspect of electronic commerce or communications on the Internet. The application of existing, new, or future laws could have adverse effects on our business.

                Several proposals have been made at the U.S. federal, state and local levels that would impose additional taxes on the sale of goods (including intellectual property) and services through the Internet. These proposals, if adopted, could substantially impair the growth of e-commerce, and could diminish our opportunity to derive financial benefit from our activities. The U.S. federal government’s moratorium on states and other local authorities imposing access or discriminatory taxes on the Internet is scheduled to expire in November 2014. This moratorium does not prohibit federal, state or local authorities from collecting taxes on our income or from collecting taxes that are due under existing tax rules.

                In conjunction with the Streamlined Sales Tax Project — an ongoing, multi-year effort by federal, state, and local governments to require collection and remittance of distant sales tax by out-of-state sellers — bills have been introduced in the U.S. Congress to overturn the U.S. Supreme Court’s decision in Quill Corp. v. North Dakota, 504 U.S. 298 (1992), which limits the ability of state governments to require sellers outside of their own state to collect and remit sales taxes on goods purchased by in-state residents. An overturning of the Quill decision would harm our users and our business.

                We do not collect taxes on the services sold by users of our services. One or more states or the federal government may seek to impose a tax collection, reporting or record-keeping obligation on companies such as ours that engage in or facilitate e-commerce. Such an obligation could be imposed by legislation intended to improve tax compliance or if we were ever deemed to be the legal agent of our customers by a jurisdiction in which we operate. Imposition of a record keeping or tax collecting requirement could harm our business. Requirements that we disclose sellers’ transaction records to tax authorities, and any use of those records to investigate, collect taxes from, or prosecute sellers, could decrease seller activity on our websites and harm our business.

                We expect to work with the relevant tax authorities and legislators to clarify our obligations under new and emerging laws and regulations. Passage of new legislation and the imposition of additional tax or tax-related reporting requirements could harm our users and our business. We expect that we will incur substantial ongoing costs associated with complying with the various indirect tax requirements in the numerous markets in which we expect to conduct business.

Failure to deal effectively with fraudulent transactions and customer disputes would increase our loss rate and harm our business.

                We face risks with respect to fraudulent activities on our websites. We expect to receive complaints from buyers who may not have received the benefit of tangible or intangible property or action promised in a successfully closed listing that they contributed to. We also expect to receive complaints from buyers as to the quality of the tangible or intangible property purchased.

                While we expect to be able to suspend the accounts of sellers who fail to fulfill their delivery obligations to buyers, we will not have the ability to require sellers to actually make the delivery. We will not be able to compensate users who believe that they have been defrauded by other users. We expect to receive communications from users requesting reimbursement or threatening or commencing legal action against us if no reimbursement is made. Our liability for these sorts of claims is only beginning to be clarified. Litigation involving liability for third-party actions could be costly for us, divert management attention, result in increased costs of doing business, lead to adverse judgments, or otherwise harm our business. In addition, affected users will likely complain to regulatory agencies that could take action against us, including imposing fines or seeking injunctions.

                Negative publicity and user sentiment generated as a result of fraudulent or deceptive conduct by users of services could damage our reputation, reduce our ability to attract new users or retain our current users, and diminish the value of our brand names.

Our business depends on continued and unimpeded access to the Internet and Internet service providers may be able to block, degrade, or charge us or our users additional fees for our offerings.

                Our users rely on access to the Internet to use our websites. Internet service providers may take measures that could degrade, disrupt, or increase the cost of our websites by restricting or prohibiting the use of their lines for our websites, by filtering, blocking, delaying, or degrading the packets containing the data associated with our websites, or by charging increased fees to us or our users for use of their lines for our websites. Some of these providers may contractually restrict their customers’ access to our offerings through their terms of service with their customers. These activities are technically feasible and may be permitted by applicable law. In addition, Internet service providers could attempt to charge us each time our users use our websites. Interference with our websites or higher charges for access to our websites, whether paid by us or by our users, could cause us to lose existing users, impair our ability to attract new users, and harm our revenues and growth.

Changes to fees and the terms of use associated with the use of third-party payment services that our users use to make payments on our websites could decrease use of our websites and, therefore, harm our business.

                We are not a credit card merchant and are unable to accept direct payments from our users. Instead, we depend on our users using third-party payment services such as PayPal™ and Google Checkout™ either for direct payments to a particular listing on our websites or to load a particular user’s virtual wallet on our websites. In doing so, our users are subject to the fees and terms of use of such third-party payment services. From time to time, such third-party payment services may increase the fees that they charge for payment transactions, including transactions made by a user on our websites, or change the terms of use such that use of the payment service on our websites is less favorable than before. These increased fees and changes in the terms of use may make it harder and more costly for people to use our websites thereby reducing our revenues and decreasing our profitability. Further, on behalf of our users, we are currently paying the transaction fees that PayPal charges our users for PayPal transactions on our websites as an incentive for users to use our websites in its start-up phase. We do not know for how long we will continue doing so. However, should PayPal increase its transaction fees while this marketing incentive measure is still in effect, our costs would increase, thereby reducing our profitability.

If the use of third party payment services for financial transactions on our websites were to become unavailable, we could go out of business.

                Currently, PayPal and Google Checkout are the only third party payment services available for use for financial transactions on our websites. If both of these two companies’ services were to become unavailable for use on our websites and we were unable to make alternative arrangements, we believe that it is possible that we would be unable to continue to transact our business as described in this prospectus. If one of these two companies’ services were to become unavailable for use on our websites and we were unable to make alternative arrangements, the number of financial transactions on our websites may decrease, thereby reducing our revenues and profitability.

If we were found to be subject to or in violation of any U.S. laws or regulations governing banking, money transmission, or electronic funds transfers, we could be subject to liability and forced to change our business practices.

                A number of U.S. states have enacted legislation regulating money transmitters. We have not determined whether we are subject to such legislation. If we were subject to such legislation, we could be subject to licensing and bonding requirements, restrictions on investment of funds in virtual wallets on our websites, reporting requirements, and inspection by state regulatory agencies. If we were found to be in violation of other money services laws or regulations, we could be subject to liability, forced to cease doing business with residents of certain U.S. states, or forced to change our business practices. Any change to our business practices that makes our services less attractive to our users or prohibits use thereof by residents of a particular U.S. state could decrease use of our websites, which could harm our business. Even if we were not forced to change our business practices, we could be required to obtain licenses or regulatory approvals that could impose a substantial cost on us.

                We believe that the licensing or approval requirements of the U.S. Office of the Comptroller of the Currency, the Federal Reserve Board, and other federal or state agencies that regulate banks, bank holding companies, or other types of providers of e-commerce services do not apply to us. However, one or more U.S. states may conclude that we are engaged in an unauthorized banking business. If we are found to be engaged in an unauthorized banking business in one or more U.S. states, we might be subject to monetary penalties and adverse publicity and might be required to cease doing business with residents of those states or could be subject to fines and penalties. The need to comply with state laws prohibiting unauthorized banking activities could also limit our ability to enhance our services in the future. Any change to our business practices that makes our services less attractive to users or prohibits use thereof by residents of a particular U.S. state could decrease use of our websites, which would harm our business.

                In addition, we believe that we are subject to the financial privacy provisions of the Gramm-Leach-Bliley Act, state financial privacy laws, and related regulations. As a result, some user financial information that we receive is subject to limitations on reuse and disclosure. Existing and potential future privacy laws may limit our ability to develop new products and services that make use of data gathered through our service. The provisions of these laws and related regulations are complicated, and we do not have any experience in complying with them. Even technical violations of these laws can result in penalties of up to $1,000 for each non-compliant transaction. Any negative change in the public’s perception of our compliance with privacy laws and policies could also negatively impact our business.

Our failure to manage users’ funds properly would harm our business.

                Our ability to manage and account accurately for users’ funds requires a high level of internal controls. We have limited operating history and management experience in managing these internal controls. As our business continues to grow, we expect that we have to strengthen our internal controls accordingly. Our success requires significant public confidence in our ability to handle large and growing transaction volumes and amounts of users’ funds. Any failure to maintain necessary controls or to manage accurately our users’ funds could diminish use of our websites causing our revenues to decrease thereby decreasing our profitability.

New and existing regulations could harm our business.

                We are subject to the same laws as other companies conducting business on and off the Internet. Today, there are still relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws relating to the Internet are being debated at all levels of government. Adopted and proposed laws and regulations cover issues such as user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, tax-related reporting of business activity, advertising, intellectual property rights, and information security. It is not clear how existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel and defamation, obscenity, and personal privacy apply to online businesses. The majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Courts have begun to interpret those laws that do reference the Internet, such as the U.S. Digital Millennium Copyright Act, but their applicability and scope remain somewhat uncertain. As our activities and the types of listings on our websites expand, regulatory agencies or courts may claim or hold that we or our users are either subject to licensure or prohibited from conducting our business, either with respect to our services in general, or in order to allow the listing of certain types.

                Numerous states, such as the State of California, have regulations regarding “auctions” and the handling of property by “secondhand dealers” or “pawnbrokers.” In 2002, Illinois amended its auction law to provide for a special regulatory regime for “Internet auction listing services.” No final legal determination has been made as to whether such regulations apply to our business (or that of our users) and little precedent exists in this area. Several states may attempt in the future to impose such regulations upon us or our users and such attempted enforcements could harm our business. Regulatory and licensure claims could result in costly litigation or could require us to change the way we or our users do business in ways that increase costs or reduce revenues or force us to prohibit listings of certain items for some locations. We could also be subject to fines or other penalties, and any of these outcomes could harm our business.

                In addition, because our websites are viewable worldwide, although use of our websites’ services by anyone outside of the United States is prohibited by our terms of use, foreign jurisdictions may claim that we are required to comply with their laws. For example, the Australian high court has ruled that a U.S. website in certain circumstances must comply with Australian laws regarding libel. Laws regulating Internet companies outside of the Unites States may be less favorable than those in the United States, giving greater rights to customers, content owners, and users. Compliance may be more costly or may require us to change our business practices or restrict our service offerings relative to those in the United States. In addition, we may be subject to overlapping legal or regulatory regimes that impose conflicting requirements on us. Our failure to comply with foreign laws could subject us to penalties ranging from criminal prosecution to bans on our services.

Our business is subject to online security risks, including security breaches and identity theft.

                To succeed, online commerce and communications must provide a secure transmission of confidential information over public networks. Our security measures may not detect or prevent security breaches that could harm our business. We expect that our websites will process a significant amount of financial transactions between buyers and sellers. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication to effect secure transmission of confidential information. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology we use to protect transaction data. In addition, any party who is able to illicitly obtain a user’s password could access the user’s transaction data. An increasing number of websites have reported breaches of their security. Any compromise of our security could harm our reputation and, therefore, our business. In addition, a party that is able to circumvent our security measures could misappropriate proprietary information, cause interruption in our operations, damage our computers or those of our users, or otherwise damage our reputation and business.

                Our servers will be also vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, and we may experience “denial-of-service” type attacks on our system that may make all or portions of our websites unavailable for periods of time. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. These issues are likely to become more difficult as we expand the number of places where we operate. Security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. Our insurance policies carry low coverage limits, which may not be adequate to reimburse us for losses caused by security breaches.

Our users may be targeted by parties using fraudulent “spoof” emails to misappropriate passwords, credit card numbers, or other personal information or to introduce viruses through “Trojan horse” programs to our users’ computers. These emails appear to be legitimate emails sent by us or one of our users, but direct recipients to fake websites operated by the sender of the email or request that the recipient send a password or other confidential information via email or download a program. We expect to attempt to mitigate “spoof” e-mails through product improvements and user education but if we are unsuccessful to eliminate the threat to a substantial degree, our brand may be damage, users may be discouraged to use our websites, and our costs may increase.

Our failure to manage growth could harm our business.

We anticipate that further expansion will be required as we experience increased use of our services. We may also attempt to expand into new lines of business and geographic areas. This expansion may place a significant strain on our management, and operational and financial resources. The areas that are put under strain by our growth may include the following:

•                  Our Websites.  We expect to add new hardware, update software and add new engineering personnel to accommodate any future increase use of our websites and the new products and features that we may introduce in the future. This upgrade process will be expensive, and the increased complexity of our websites is likely to increase the cost of additional enhancements. Failure to upgrade our technology, features, transaction processing systems, security infrastructure, or network infrastructure to accommodate increased traffic or transaction volume could harm our business. Adverse consequences could include unanticipated system disruptions, slower response times, degradation in levels of customer support, impaired quality of users’ experiences of our services, impaired quality of services for third-party application developers using our externally accessible Application Programming Interface and delays in reporting accurate financial information. We may be unable to effectively upgrade and expand our systems in a timely manner or smoothly integrate any newly developed or purchased technologies or businesses with our existing systems, and any failure to do so could result in problems on our sites. Any failure to accommodate transaction growth could impair customer satisfaction, lead to a loss of customers, impair our ability to add customers, or increase our costs, all of which would harm our business. Further, steps to increase the reliability and redundancy of our systems may be expensive, reduce our margins, and may not be successful in reducing the frequency or duration of unscheduled downtime.

•                  Customer Account Billing.  Our revenues depend on prompt and accurate billing processes. Our failure to grow our transaction-processing capabilities to accommodate the increasing number of transactions that must be billed on our websites would harm our business and our ability to collect revenues.

•                  Customer Support.  As we experience increased use of our websites, we anticipate having to expand our customer support operations to accommodate the increased number of users and transactions on our websites and the increased level of user protection activity we provide. If we are unable to provide these operations in a cost-effective manner, users of our websites may have negative experiences, current and future revenues could suffer, and our operating margins may decrease.

                In addition, as our business grows, we will have to hire, train, and manage new personnel at a rapid rate. If our new hires perform poorly, if we are unsuccessful in hiring, training, managing, and integrating these new employees and consultants, or if we are not successful in retaining our existing personnel, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to improve our transaction processing, operational and financial systems, procedures, and controls. Our current and planned personnel, systems, procedures, and controls may not be adequate to support our future operations. The additional headcount and capital investments we are adding increase our cost base, which will make it more difficult for us to offset any future revenues shortfalls by expense reductions in the short term.

Use of our services for unauthorized or illegal purposes could harm our business.

                The terms of use for our websites prohibit the listing of certain types of contents such as for example pornographic materials, securities and illegal activities generally. The law relating to the liability of providers of online services for the activities of their users on their service is currently unsettled in the United States. We may be unable to prevent our users from making unlawful listings, and we may be subject to allegations of civil or criminal liability for unlawful activities carried out by users through our services. These may include illegal online gambling, fraudulent sales of goods or services, illicit sales of prescription medications or controlled substances, piracy of software and other intellectual property, money laundering, bank fraud, child pornography trafficking, prohibited sales of alcoholic beverages or tobacco products, and online securities fraud. We may be subject to lawsuits based upon such allegations. In order to reduce our exposure to this liability, we have prohibited the listing of certain items and have procedures in place to prevent the listing of questionable items. We may also implement other protective measures that could require us to spend substantial resources or discontinue certain service offerings. Despite measures we have taken or will take to detect and lessen the risk of this kind of conduct, unauthorized or illegal activities could still be funded using our websites. Any costs incurred as a result of the potential liability relating to such activities could harm our business. In addition, we may receive media attention relating to the listing or sale of unauthorized or unlawful property using our services. This negative publicity could damage our reputation and diminish the value of our brand name. It also could make users reluctant to continue to use our services.

                We may be subject to anti-money laundering laws and regulations that prohibit, among other things, our involvement in transferring the proceeds of criminal activities. Although we have adopted a program to comply with these laws and regulations, any errors or failure to implement the program properly could lead to lawsuits, administrative action, and prosecution by the government. We may also be subject to regulations that require us to report suspicious activities involving transactions of $2,000 or more and may be required to obtain and keep more detailed records on the senders and recipients in certain transfers of $3,000 or more. The interpretation of suspicious activities in this context is uncertain. Future regulations under the USA PATRIOT Act may require us to revise the procedures we use to verify the identity of our users and to monitor transactions more closely. These regulations and requirements could increase our costs significantly and reduce the attractiveness of our websites. Failure to comply with money laundering laws could result in significant criminal and civil lawsuits, penalties, and forfeiture of significant assets.

We are subject to risks associated with information disseminated through our services.

                The law relating to the liability of online services companies for information carried on or disseminated through their services is currently unsettled. Claims could be made against online services companies for defamation, libel, invasion of privacy, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their services. We may be subject to lawsuits seeking to impose liability upon us under a number of these theories. In addition, legislation has been proposed that would prohibit or impose liability for the transmission over the Internet of certain types of information. Our service features a mechanism through which users may leave feedback regarding the listings on our websites and other users. Although all such feedback is generated by users and not by us, claims of defamation or other injury could be made in the future against us for such content. Several recent court decisions have narrowed the scope of the immunity provided to Internet service providers like us under the Communications Decency Act. This trend, if continued, may increase our potential liability to third parties for the user-provided content on our site. If we become liable for information provided by our users and carried on our service in any jurisdiction in which we operate, we could be directly harmed and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain service offerings, which would negatively affect our financial results. In addition, the increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business.

User complaints or negative publicity about our customer service could diminish use of our services.

                User complaints or negative publicity about our customer service could severely diminish customer confidence in and use of our services. Measures we may take to combat risks of fraud and breaches of privacy and security can damage relations with our users. These measures heighten the need for prompt and accurate customer service to resolve irregularities and disputes. Effective customer service requires significant personnel expense, and this expense, if not managed properly, could significantly impact our profitability. Failure to manage or train our customer service representatives properly could compromise our ability to handle customer complaints effectively. If we do not handle customer complaints effectively, our reputation may suffer and we may lose our customers’ confidence.

Our industry is intensely competitive, and other companies or governmental agencies may allege that our behavior is anti-competitive.

                We anticipate that our websites and the services we offer thereon will compete with crowdfunding websites with charitable aim, such as ChipIn.com, Fundable.org, GiftHub.org and GiveMeaning.com, social networking sites, such as MySpace.com and Facebook.com, video viewing sites, such as YouTube.com, and auction sites, such as eBay.com. The Internet provides new, rapidly evolving and intensely competitive channels for the attention of users. We expect competition to intensify in the future. The barriers to entry into these channels are relatively low and new competitors can easily launch online sites at a nominal cost using commercially available software or partnering with any one of a number of successful e-commerce companies.

                Our potential competitors have longer operating histories, established customer bases and greater brand recognition in other business and Internet sectors than we do. Other e-commerce businesses may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies. As a result, some of our competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to website and systems development than we can. Some of our potential competitors may offer services for free. We may be unable to compete successfully against current and future competitors.

                In order to respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions or acquisitions that could harm our profitability. In addition, certain competitors may offer or continue to offer transaction related services which could be impractical or inefficient for our users to match. New technologies may increase the competitive pressures by enabling our competitors to offer a lower cost service.

                Although we have established Internet traffic arrangements with several large online services and search engine companies, these arrangements may not be renewed on commercially reasonable terms or these companies may decide to promote competitive services. Even if these arrangements are renewed, they may not result in increased usage of our services. In addition, companies that control user access to transactions through network access, Internet browsers, or search engines, could promote our competitors, channel current or potential users to their vertically integrated electronic commerce sites or their advertisers’ sites, attempt to restrict our access, or charge us substantial fees for inclusion.

Our business may be adversely affected by factors that cause our users to spend less time on our websites, including seasonal factors, national events and increased usage of other websites.

                Anything that diverts our users from their customary level of usage of our websites could adversely affect our business. We would therefore be adversely affected by geopolitical events such as war, the threat of war, or terrorist activity, and natural disasters, such as hurricanes or earthquakes. Similarly, we expect our results of operations to be seasonal because we expect that many of our users will reduce their activities on our websites with the onset of good weather during the summer months, and on and around national holidays. In addition, increased usage of other social networking and entertainment websites or shopping websites may decrease the amount of time users spend on our websites, which could adversely affect our financial results.

We depend on the continued growth of online commerce and communications.

                The business of social networking and entertainment websites is dynamic and relatively new. We believe that our concept of fundraising over the Internet through online trading is unique. Concerns about fraud, privacy, and other problems may discourage additional customers from adopting the Internet as a medium of commerce. In countries such as the United States where several social networking and entertainment websites generally have been available for some time, diverting users from those websites to ours may be difficult. In order to establish our user base, we must appeal to and win over established users of other websites of a similar character or new users that have no prior experience with such websites. If we are unable to attract a sufficient amount of users our business could be adversely impacted.

Our business depends on the development and maintenance of the Internet infrastructure.

                The success of our services will depend largely on the development and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity, and security, as well as timely development of complementary products, for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. The Internet infrastructure may be unable to support such demands. In addition, increasing numbers of users, increasing bandwidth requirements, or problems caused by “viruses,” “worms,” and similar programs may harm the performance of the Internet. The backbone computers of the Internet have been the targets of such programs. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage generally as well as the level of usage of our services.

Problems with third parties who provide services to us or to our users could harm our business.

                A number of parties provide services to us or to our users that benefit us. Such services include third party payment services such as PayPal and Google Checkout, internet bandwidth, computer co-hosting services, and caching services that make our websites load faster, among others. In some cases we have contractual agreements with these service providers while in other cases we have none. Financial, regulatory, or other problems that prevent these companies from providing services to us or our users could reduce the number of listings on our websites or make completing transactions or payments on our websites more difficult, and thereby harm our business. Any security breach at one of these companies could also affect our customers and harm our business. There can be no assurance that we will be able to continue in a working relationship with these third party providers or renew or extend the terms of contractual arrangements with them on acceptable terms, or at all.

We may be unable to protect or enforce our own intellectual property rights adequately.

                We regard the protection of our intellectual property, such as trademarks, copyrights, domain name and trade secrets, as critical to our success. We expect to aggressively protect our intellectual property rights by relying on a combination of intellectual property laws, and through the domain name dispute resolution system. We also expect to rely on contractual restrictions to protect our proprietary rights in products and services. We have entered into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to and disclosure of our proprietary information. These contractual arrangements and the other steps we may take to protect our intellectual property may not prevent misappropriation of our technology or deter independent development of similar technologies by others. We also expect to pursue the registration of our domain names, trademarks, and service marks in the United States. Effective trademark, copyright, patent, domain name, trade dress, and trade secret protection is very expensive to maintain and may require litigation. We may be forced to protect our trademarks, patents, and domain names in a number of jurisdictions, a process that is likely to be expensive and may not be successful in every location. We expect to license in the future certain of our proprietary rights, such as trademarks or copyrighted material, to others. These licensees may take actions that diminish the value of our proprietary rights or harm our reputation.

Risks Relating To Our Common Stock

There has been no active public market for our common stock, and prospective investors may not be able to resell their shares at or above the purchase price paid by such investor, or at all.

                It is intended that our common stock will become eligible for trading on the OTC Bulletin Board trading system. The OTC Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors including:

•                  The lack of readily available price quotations;

•                  The absence of consistent administrative supervision of “bid” and “ask” quotations;

•                  Lower trading volume;

•                  Market conditions;

•                  Technological innovations or new products and services by us or our competitors;

•                  Regulatory, legislative or other developments affecting us or our industry generally;

•                  Limited availability of freely-tradable “unrestricted” shares of our common stock to satisfy purchase orders and demand;

•                  Our ability to execute our business plan;

•                  Operating results that fall below expectations;

•                  Industry developments;

•                  Economic and other external factors; and

•                  Period-to-period fluctuations in our financial results.

                In addition, the value of our common stock could be affected by:

•                  Actual or anticipated variations in our operating results;

•                  Changes in the market valuations of other companies operating social networking and entertainment websites;

•                  Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•                  Adoption of new accounting standards affecting our industry;

•                  Additions or departures of key personnel;

•                  Introduction of new services or technology by our competitors or us;

•                  Sales of our common stock or other securities in the open market;

•                  Changes in financial estimates by securities analysts;

•                  Conditions or trends in the market in which we operate;

•                  Changes in earnings estimates and recommendations by financial analysts;

•                  Our failure to meet financial analysts’ performance expectations; and

•                  Other events or factors, many of which are beyond our control.

                In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also significantly affect the market price of our common stock.

                In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required either to sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

Our common stock may be considered a “penny stock” and may be difficult to sell.

                The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. If, upon development of a market, the market price of our common stock is below $5.00 per share, the SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. These rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares.

We cannot assure you that we will list our common stock on NASDAQ or any other national securities system or exchange.

                Although we intend to apply to list our common stock on NASDAQ or the American Stock Exchange in the future, we do not currently meet the initial listing standards of either of those markets and we cannot assure you that we will be able to qualify for and maintain a listing of our common stock on either of those markets or any other stock system or exchange in the future. If we are unable to list our common stock on NASDAQ, the American Stock Exchange or another stock system or exchange, or to maintain the listing, we expect that our common stock will be eligible to trade on the OTC Bulletin Board, maintained by NASDAQ, another over-the-counter quotation system, or on the “pink sheets,” where an investor may find it more difficult, or impossible, to dispose of shares or obtain accurate quotations as to the market value of our common stock.

Securities analysts may not initiate coverage or continue to cover our common stock and this may have a negative impact on our common stock’s market price.

                The trading market for our common stock may depend significantly on the research and reports that securities analysts publish about our business or us, if any. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our common stock’s market price. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We may be required to rescind past sales of our common stock in private placements that generated gross proceeds to us of $150,080 because such sales may not have complied with applicable securities laws.  In addition, we have raised capital in other private placements since our inception and if we inadvertently failed to comply with the applicable securities laws in those private placements, ensuing rescission rights or lawsuits would severely damage our financial position.

                Between October 2007 and January 2008, we issued 534,724 shares of our common stock for an aggregate purchase price of $150,080 in cash. For the following reasons, these sales may have violated the securities laws.  First, 458,724 shares of common stock (the December 2007 and January 2008 private placements) were sold following the initial filing of the registration statement of which this prospectus forms a part and therefore during the time we were conducting a public offering of our securities.  Consequently, the private placements and the public offering could be integrated which would result in there being no exemption from the registration requirements of the Securities Act available for the December 2007 and January 2008 private placements  Second, we sold 76,000 shares of common stock in the October 2007 private placement at $.33 per share with a stated minimum offering amount of 300,000 shares (or $99,000).  We then sold an aggregate of 458,724 shares of common stock in December 2007 and January 2008 at $.2725 per share.  Since we have taken the position that the October 2007, December 2007 and January 2008 private placements constitute a single plan of financing that meets the October 2007 minimum offering amount, we may have inadvertently violated Rule 10-b9 of the Securities Act due to the different sales prices in the private placements.  Accordingly, the purchasers of these securities could bring suit against us to rescind their purchases if it is determined that we violated the securities laws, in which event we could be liable for rescission payments to them in the amount of their aggregate original purchase price plus applicable interest.

                In addition, we have sold and issued securities in other private placements since our inception that were not registered under the Securities Act or any state “blue sky” law in reliance upon exemptions from such registration requirements. Such exemptions are highly technical in nature and if we inadvertently failed to comply with the requirements or any of such exemptive provisions, investors would have the right to rescind their purchase of our securities or sue for damages.

                If one or more investors were to successfully seek such rescission or prevail in any such suit, we would face severe financial demands that could materially and adversely affect our financial position.

A significant amount of our common stock may be eligible for sale under Rule 144 promulgated under the Securities Act at different times during the year following the effectiveness of the registration statement on Form SB-2 of which this prospectus is a part, and its sale could depress the market price of our common stock.

                We do not believe that our shareholders are currently eligible to sell shares of our common stock under Rule 144 promulgated under the Securities Act but we expect that they may become eligible at different times during the year following the effectiveness of the registration statement on Form SB-2 of which this prospectus is a part.

                The SEC amended Rule 144 effective February 15, 2008 and we do not anticipate that any of our shareholders would be eligible to sell shares of our common stock under Rule 144 before this date.  Provided that all applicable Rule 144 conditions are satisfied, we estimate that shareholders holding up to 176,000 shares of our common stock may be eligible to sell their shares as early as in April 2008, shareholders holding up to 275,232 shares as early as in June 2008, shareholders holding up to 183,492 shares as early as in July 2008, and shareholders holding up to 9,100,000 shares as early as in December 2008.

                Sales of a significant number of shares of common stock in the public market could lower the market price of our common stock. In addition, the resale of 750,001 shares of our common stock registered by the registration statement on Form SB-2 of which this prospectus is a part will not be subject to the restrictions of Rule 144 during the period the registration statement remains effective and may be sold immediately upon the effectiveness of such registration statement.

We do not intend to pay dividends on our capital stock.

                We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Risks Relating To Our Company

Two of our directors and our executive officers collectively currently own a significant number of shares of our common stock, which will have an impact on all major decisions on which our shareholders may vote and which may discourage an acquisition of us.

                Mark Kreloff, a director and our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, beneficially owns approximately 23% of our outstanding common stock, and together with another director, David Rogers, approximately 31%. The interests of Mr. Kreloff and Mr. Rogers may differ from the interests of other shareholders. As a result, these individuals will have the ability to significantly impact virtually all corporate actions requiring shareholder approval, including the following actions:

•                  Election of our directors;

•                  The amendment of our Articles of Incorporation or Bylaws;

•                  The merger of our company or the sale of our assets or other corporate transactions; and

•                  Controlling the outcome of any other matter submitted to the shareholders for vote.

                In addition, these individuals’ stock ownership may discourage a potential acquirer from seeking to acquire shares of our common stock or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Certain rights granted to one of our significant shareholders could result in a change of control of our company which, if it occurred, will have an impact on all major decisions on which our shareholders may vote, would require us to expend a significant amount of money and may discourage an acquisition of our company.

                Pursuant to the terms of the Investor Rights Agreement among our wholly-owned subsidiary Fairground Media, Waveland Colorado Ventures and the original limited liability company members of Fairground Media (which include two of our directors, our executive officers, certain of our principal shareholders and our principal consultant, including Messrs. Kreloff, Brandt, Rogers, Orton and Pezzillo), under certain circumstances, we are obligated to redeem our shares of common stock held by Waveland Colorado Ventures and Waveland Colorado Ventures has a call option to purchase our shares of common stock held by the original members of Fairground Media. If either of these transactions were to occur, it could result in a change of control of our company, or in the event that Waveland Colorado Ventures exercises its redemption right, require the expenditure of a significant amount of our limited funds. These rights are further described under the caption “TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS, AND DIRECTOR INDEPENDENCE — Certain Relationships and Related Transactions.”

                The interests of any majority shareholder emerging as a result of the transactions described above may differ from the interests of our other shareholders. As a result, any majority shareholder will have the ability to significantly impact virtually all corporate actions requiring shareholder approval. In addition, the stock ownership of a majority shareholder may discourage a potential acquirer from seeking to acquire shares of our common stock or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

We expect to become subject to the reporting requirements of the federal securities laws, which impose additional burdens on us.

                We expect to become a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002. As a public company, we expect these new rules and regulations to increase our compliance costs in the future and to make certain activities more time consuming and costly.

                As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same coverage as a private company. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

                It may be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act, when applicable to us. Some members of our management team have limited or no experience operating a company whose securities are traded or listed on an exchange, and with SEC rules and requirements, including SEC reporting practices and requirements that are applicable to a publicly-traded company. We may need to recruit, hire, train and retain financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, when applicable, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, which could harm our business and the trading price of our stock.

                Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide financial reports or prevent fraud, our business reputation and operating results could be harmed. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Our Articles of Incorporation authorize our Board of Directors to create new series of preferred stock without further approval by our shareholders, which could adversely affect the rights of the holders of our common stock or delay or prevent a change in control.

                Our Board of Directors has the authority to fix and determine the relative rights and preferences of our preferred stock. Our Board of Directors also has the authority to issue preferred stock without further shareholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing shareholders. In addition, our issuing preferred stock could have the effect of delaying or preventing a change in control.

Our independent registered public accounting firm added an emphasis paragraph to its audit report describing an uncertainty related to our ability to continue as a going concern.

                Due to our continued losses and limited capital resources our independent registered public accounting firm has issued a report that describes an uncertainty related to our ability to continue as a going concern. The auditors’ report discloses that we incurred a net loss of $35,376 during the period from July 20, 2006 (date of inception of Fairground Media) through June 30, 2007, and had negative working capital, a stockholders’ deficit, and no operating revenues as of June 30, 2007. These conditions raise substantial doubt about our ability to continue as a going concern and may make it difficult for us to raise additional capital. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

FORWARD-LOOKING STATEMENTS

                This prospectus contains “forward-looking statements.” To the extent that any statements made in this prospectus contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements. Such risks and uncertainties include, without limitation, our limited operating history, our ability to attract and retain users of our websites, geographic market concentration, our ability to successfully expand geographically, our ability to raise capital to finance our operations, government inquiries into our business, use of our services for fraudulent or illegal purposes or in a manner infringing on third-party intellectual property rights, adverse results of any legal proceedings, damage, service interruptions or failures of our technology services, adverse tax consequences to our users from use of our services, our failure to properly manage financial transactions on our websites; online security risks, our failure to manage growth, customer complaints, negative publicity about us, our websites or our industry, allegations that we are anti-competitive, a general decline in the use of Internet services or our websites, the effectiveness, profitability and the marketability of our services, our ability to protect our proprietary information, general economic and business conditions, the impact of technological developments and competition, our expectations and estimates concerning future financial performance and financing plans, the impact of current, pending or future legislation and regulation of our industry, the volatility of our operating results and financial condition, our ability to attract or retain qualified senior management personnel, including sales and marketing and technical personnel, the lack of trading history for our common stock, our failure to list or quote our common stock on a national securities system or exchange, our becoming a public reporting company and complying with associated rules and regulations, and other risks detailed from time to time in our filings with the SEC. We do not undertake any obligation to publicly update any forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

                The selling shareholders will receive all of the proceeds from the sale of the shares offered by it under this prospectus. We will not receive any proceeds from the sale of the shares by the selling shareholders covered by this prospectus.

MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

                There is currently no established market for our common stock. We intend initially to seek quotation of our common stock on the OTC Bulletin Board and we anticipate ultimately to apply to list our common stock on the NASDAQ Capital Market or the American Stock Exchange. Quotation or listing thereon is not assured. We do not currently meet the initial listing standards for NASDAQ or the American Stock Exchange.

Shareholders and Related Matters

                As of April 28, 2008, there were 9,734,724 shares of our common stock, warrants to purchase our common stock exercisable into 1,000,000 shares of our common stock, and options to purchase our common stock exercisable into 1,130,000 shares of our common stock issued and outstanding. We have agreed to register a total of 750,001 shares of our common stock, currently issued and outstanding. Provided that all applicable conditions for the sale of securities pursuant to Rule 144 promulgated under the Securities Act are satisfied, we estimate that shareholders holding up to 176,000 shares of our common stock may be eligible to sell their shares thereunder as early as in April 2008, shareholders holding up to 275,232 shares as early as in June 2008, shareholders holding up to 183,492 shares as early as in July 2008, and shareholders holding up to 9,100,000 shares as early as in January 2009.

                As of April 30, 2008, there were approximately 220 holders of record of our common stock.

                Please consult the section entitled “Risk Factors” for a discussion of risks associated with our common stock if it is considered to be a “penny stock” or if it is quoted on the OTC Bulletin Board.

Determination of offering price

                The selling shareholders will sell our common stock initially at $0.2725 per share and thereafter, if the shares are quoted for trading on the OTC Bulletin Board, at then prevailing market prices or privately negotiated prices.

Dividends

We have not declared or paid any cash dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, for the development of our business. Dividends may be paid on our common stock only if and when declared by our Board of Directors. However, we are not allowed to pay any dividends on our common stock in any year unless the holders of our preferred stock, if any, has first received the maximum allowable dividends payable on our preferred stock for such year. We may pay dividends on our preferred stock only if and when declared by our Board of Directors and to the extent of earned surplus. Dividends on our preferred stock shall be paid pro rata to the holders of the preferred tock as determined by a resolution of our Board of Directors prior to the issuance of the preferred stock. We currently have no issued and outstanding preferred stock. However, our articles of incorporation authorize the issuance of 10,000,000 shares of preferred stock, in the discretion of our Board of Directors, with such preferences, rights and restrictions as our Board of Directors determines.

PLAN OF OPERATION

Certain statements in this discussion and elsewhere in this report constitute forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. See “FORWARD LOOKING STATEMENTS” elsewhere in this prospectus. Because this discussion involves risk and uncertainties, our actual results may differ materially from those anticipated in these forward-looking statements.

Operating History

We were incorporated November 1996 for the purpose of distributing shares of our common stock to a number of distributees to become a widely held public shell suitable for a future business combination with a privately-held company seeking to become public through a merger with a public shell. On July 24, 2007 we acquired Fairground Media, a development stage company without significant revenues from business operations engaged in development and operation of a social networking and entertainment websites known as CrowdFunder.com and, subsequently, its sister-website SchoolFunder.org. We did not have any operations until we acquired Fairground Media. Fairground Media was organized on July 20, 2006 to pursue opportunities in Internet commerce and publicly launched beta versions of CrowdFunder.com and SchoolFunder.org in October and November 2007, respectively. From its inception and until launching the CrowdFunder.com website, Fairground Media was engaged in developing the CrowdFunder.com concept and website.

There is no historical financial information about us upon which to base an evaluation of our performance. We are a development stage company and have not generated significant revenues from our operations. We cannot guarantee that we will be successful in our core business, or in any business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources.

Results of Operations for the Period from July 20, 2006 (Date of Inception of Fairground Media), to June 30, 2007

From July 20, 2006 (date of inception of Fairground Media) to June 30, 2007, we had a loss of $(35,376). Our expenses relate to the development of our websites and a sales and marketing plan, product development activities, costs associated with implementation of the infrastructure necessary to support our operations once they commenced and stock compensation for services rendered by third parties.

Results of Operations for the Six-Month Period Ended December 31, 2007

During the six month period ended December 31, 2007, we had a loss of $(452,334). Our expenses relate to the amortization of our completed websites, continued development of our sales and marketing plan, product development activities, costs associated with operating the technological infrastructure necessary to support our operations once they commenced, and professional fees related to our reverse merger transaction with Fairground Media in July 2007.  Included in our loss were non-cash expenditures of $172,181 related to stock options issued to third party consultants for assisting us in the merger with Fairground Media, $23,473 of depreciation and amortization of property and equipment and our operational websites and $6,621 related to the change in estimated fair value of the outstanding warrants on our common stock at December 31, 2007.

Prior to October 2007, our operations were limited to the development of our CrowdFunder.com website and preparing for its launch. We launched a beta version of our CrowdFunder.com website to the general public on October 2, 2007. Subsequent to October 2, 2007, we began operations under our business plan of the Crowdfunder.com and Schoolfunder.org websites and in December 2007, we began to create and develop additional websites to further enhance our business model and web content to attract additional customers.

Because we began our operations during January 2007 there is no comparative information for the six months ended December 31, 2006.

Liquidity and Capital Resources

As of December 31, 2007, our total assets were $320,025, which consisted primarily of our websites of $287,189 and property and equipment of $21,543.

Since July 2006, we have invested $24,535 in property and equipment, which were placed in service primarily in June and July 2007, and $193,962 in our Crowdfunder.com and Schoolfunder.org websites, which became operational during October and November, 2007, respectively. In addition to the cash expenditures on the Crowdfunder.com and SchoolFunder.org website costs, we capitalized $58,815 of costs for the fair value of stock options issued to third party consultants in December 2007, for prior services on these websites. Our total current liabilities were $179,789, comprised primarily of $100,080 of our common stock classified as a liability (and disclosed in our consolidated financial statements on page F-3), accounts payable and accrued expenses of $60,936, related party payables and advances of $15,659. As a result of these liabilities, we had negative working capital of $(170,176) as of December 31, 2007.

Since inception, our liquidity has been provided from selling shares of our common stock or borrowing money from related parties, as further discussed below.

Fairground Media was originally formed with eight members, with an aggregate initial capital contribution of $10,060.

On July 24, 2007, Fairground Media issued and sold a limited liability company interest in a private offering to an accredited investor. Simultaneously with this offering, all membership interests in Fairground Media were exchanged for our common stock in a reverse merger transaction pursuant to which Fairground Media became our wholly-owned subsidiary. The net proceeds of this offering were $375,000. During December 2007, we sold an additional 351,232 shares of our common stock in two private placements. The net proceeds of these two private placements were $100,080. As discussed above and in the notes to our consolidated financial statements on page F-16, the proceeds of $100,080 from the sale of 351,232 shares have been classified as a liability on our consolidated balance sheet as of December 31, 2007. As of December 31, 2007, we have used the total proceeds from the July 2007 offering and the two December 2007 offerings for the following expenditures: approximately $270,000 for property, equipment and websites, as described above, and approximately $217,000 to pay for operating expenses.

The accredited investor mentioned above holds shares of our common stock with a right of redemption as further described under the caption “TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS, AND DIRECTOR INDEPENDENCE — Certain Relationships and Related Transactions.”

As of the date of this prospectus, we have not generated significant revenues from our business operations

Contingencies

As of December 31, 2007, we may be required to rescind past sales of our common stock in private placements that generated gross proceeds to us of $100,080, because such sales may not have complied with applicable securities laws.  Accordingly, as of December 31, 2007, we have included common stock of $100,080, the amount subject to rescission, as a current liability on our consolidated balance sheet.

Plan of Operation for Next 12 Months

We launched fully-operational beta versions of our CrowdFunder.com and SchoolFunder.org websites publicly in October and November, 2007, respectively, each catering to the Boulder, Colorado market. During the next 12 months, we intend to refine the functionality of our websites and continue our local marketing campaign aimed at increasing use thereof. In particular, we plan to continue our efforts to familiarize individuals and organizations with the websites and specifically how to create listings and socialize those listings on third-party websites and via email. We expect to achieve wider use of the websites for fund raising in the following sub-markets in Boulder, Colorado: high schools (school athletics, school organizations and activities), University of Colorado at Boulder (college campus events and parties), personal charity, political fundraising, and charitable fundraising by assisting people and organizations in creating listings for the websites and, in some cases, contributing monies toward those listings. We expect that these activities will result in publicity from the local media which, in turn, we anticipate will lead to more usage and success stories related to crowdfunding through our websites. It is our expectation that we will be able to leverage this publicity into usage of our websites from communities and cities around Boulder, Colorado such as Louisville, Broomfield, Westminster and the Denver metropolitan area. Once this is achieved, we expect to launch additional community sites in Colorado (CrowdFunder — Denver, for example) and ultimately replicate our growth plan in other U.S. cities and states.

We believe that the crowdfunding concept will be successful as a tool to raise money for schools in particular. Given the size and opportunity in the school vertical market, we launched a “sister” website to CrowdFunder.com that is specifically dedicated to the fundraising needs of schools in November 2007 at www.SchoolFunder.org. The SchoolFunder.org website utilizes the same basic architecture of CrowdFunder.com, but incorporates additional functionality that makes the listing creation process easier for school administrators, coaches, boosters, club leaders, teachers and other users to create listings that are specific to the particular user’s individual needs (classroom supplies, uniforms, equipment, etc.). We anticipate that the website will be password protected in the future at the school district or school administrator level to keep all listings “officially sanctioned”. We are testing the SchoolFunder.org website locally in Boulder, Colorado and hope to expand usage of the website to other Colorado school systems. If successful, we expect to continue our efforts to expand usage of the site to other school systems outside of the State of Colorado.

Fairground Media has been engaged in research and development activities since its inception aimed at developing and launching the CrowdFunder.com and SchoolFunder.org websites. We plan to continue these efforts over the next 12 months by continuing to refine the look and functionality of the websites so that they better serve the on-line fundraising market place. In addition, we plan to experiment with adopting our websites for use in other vertical markets, like we did with SchoolFunder.org website, under the crowdfunding umbrella and develop relationships with and technically adopt our websites to allow use of other third-party payment processing providers.

We do not anticipate making any significant purchases of equipment during the next 12 months as our systems and web infrastructure are built out to accommodate substantially larger numbers of users than we are presently handling. If necessary, we believe that we will be able to scale up our services to accommodate growth in usage by replicating our software onto additional web servers on an as needed basis.

We intend to hire five of the consultants that we have been working with to develop and market the websites over the past year as full-time employees within the next 12 months. In addition, we anticipate that we will need to hire additional engineering and support personnel as usage of our websites increases.

Since inception, Fairground Media has funded its operations with the funds received as initial capital contributions upon inception and in the July 2007 private placement. Although we expect that our operating capital needs will be met by our current economic resources and, if required, by additional private capital stock transactions during the next 12 months, there can be no assurance that funds required will be available on terms acceptable to us or at all. If we are unable to raise sufficient funds on terms acceptable to us or on a timely basis, we may be unable to continue with our business plan. If equity or convertible debt financing is available to us on acceptable terms, it could result in additional dilution to our stockholders. We expect that we will be able to satisfy our cash requirements from our currently available funds for approximately three months and that we will need additional capital during the first quarter of 2008.

BUSINESS

Overview

We are a company operating two websites called CrowdFunder.com and SchoolFunder.org which provide a robust and entertaining way for almost anyone to raise money from a community of buyers for tangible and intangible property, currently mainly in the form of actions to be taken by the seller in exchange for contributions by the buying community. We were incorporated in the State of Colorado on November 27, 1996, under the name Mauna Kea Enterprises, Inc. for the purpose of distributing shares of our common stock to a number of distributees to become a widely held public shell suitable for a future business combination with a privately-held company seeking to become public through a merger with a public shell. On July 24, 2007 we completed a merger with Fairground Media in which the holders of membership interests in Fairground Media exchanged them for shares of our common stock. We have accounted for the transaction as a “reverse merger” and our financial statements are those of Fairground Media. We did not have any operations from inception until our merger with Fairground Media. Fairground Media was organized on July 20, 2006 in the State of Colorado and is a development stage corporation engaged in building the CrowdFunder business. We changed our name to CrowdFunder, Inc. on December 20, 2007.

Our corporate headquarters are located at 875 Dellwood Avenue, Boulder, CO  80304. Our telephone number is (303) 325-5321 and we operate two websites located at www.CrowdFunder.com and www.SchoolFunder.org, respectively. The information included on our websites is not included as a part of, or incorporated by reference into, this prospectus.

Because our CrowdFunder.com and SchoolFunder.org websites are largely identical, our disclosure in this prospectus focuses on the functionality and business application of CrowdFunder.com. Where relevant, we have described significant differences between the two websites.

Definition of Crowdfunding

Crowdfunding is not a new concept.  Wikipedia.org, the free Internet encyclopedia, once included a definition of “crowdfunding” (no longer available) and defined it as follows:

“Crowdfunding describes the collective cooperation, attention and trust by people who network and pool their money together, usually via the Internet, in order to support efforts initiated by other people or organizations. Crowdfunding occurs for any variety of purposes. When disaster relief funds are setup, when a citizen journalist vows to cover a story not being covered by MSN, when an artist seeks support from fans, when a politician begins a campaign, all can involve the power of the Crowdfunding effect.

Crowdfunding can replace the need for specialized grant applications or other more formal and traditional fundraising techniques with that of a more casual, yet powerful, approach based on crowd participation. Examples of the basis of Crowdfunding can be seen in Cooperatives (co-ops) around the world. However, the Internet can provide new streamlined approaches to quickly imitating the co-op model for low-level and/or sudden needs (for example, disaster relief, travel expenses, legal fees and so on.). It is this reason that a term be used to encompass the act of informally generating and distributing funds, usually online, by groups of people for specific social, personal, entertainment or other purposes.

Crowdfunding, like crowdsourcing, is very much related to online communities and social networks. The crowd can already exist as a community but they can also suddenly form from disparate groups around the world who all happen to share an interest in funding a person, project, event, campaign etcetera. The Internet allows for information to flow around the world, increasing awareness. A crowdfunded network can assemble and disassemble at any time. This is the primary difference to traditional co-ops.

Influence of the crowd is another factor. Crowd psychology sometimes can play a part in the success or failure of crowdfunding efforts. Likewise, forms of Reciprocity (cultural anthropology) is [sic] related to the mindset of people who participate in crowdfunding efforts.”

Industry

The crowdfunding industry has its roots in ancient times. Co-ops have been around for thousands of years that pool resources and deploy them to create buying power that benefits the greater good of the community. While the concept of crowdfunding is not new, we believe that utilizing the Internet as a means to facilitate cooperative buying is only a few years old. We are aware of four other websites of this character: ChipIn.com™, Fundable.org™, GiftHub.org™ and GiveMeaning.com™.

No data exist as of the date of this prospectus on the crowdfunding industry, its prospects or its projected share of Internet traffic. Management believes that the concepts presented here are so new, that it is difficult to source reliable data. That being said, management believes that a robust entry into this space, one that delivers a media-rich, 2.0 design and one that contemplates all intangibles that can be funded through community buyers will emerge as an important competitor to social networking sites, such as MySpace.com™ and Facebook.com™, video viewing sites, such as YouTube.com™, and auction sites, such eBay.com™.

The CrowdFunder.com Platform

CrowdFunder.com provides an Internet-based clearing house for raising money from a community of buyers for tangible and intangible property, currently mainly in the form of actions to be taken by the seller in exchange for contributions by the buying community. Similar to Internet auction websites, such as eBay.com, the CrowdFunder.com software platform consists of two primary customer-facing components: the seller platform and the buyer platform. The seller platform enables almost anyone wishing to raise money to instantly list and market an idea, knowledge, electronic media (for example video and music, etc.), a promise to perform a certain act (such as throwing a party or organizing a charitable event), or other deliverables to buying communities wishing to participate as a collective in the purchase of the seller’s tangible or intangible property. The buyer platform enables individual buyers to contribute money in small increments across numerous listings to help sellers achieve their stated target prices for such listings.

CrowdFunder.com is designed to be family friendly and for positive social listings. Adult content is not allowed and listings that are considered mature will be flagged and restricted to registered users that are 18 years of age or older. Our terms of use for the website prohibit certain types of listings such as the offering for sale of securities.

The following four step process provides a high level overview of the CrowdFunder.com platform:

1)              A seller creates a listing on CrowdFunder.com by describing the tangible or intangible property or action that the seller is proposing to offer and establishing a total, aggregate target price for such listing. The seller also sets a minimum contribution amount, which is the minimum amount a buyer must contribute to share in the purchase of the property or promised action, and the expiration time for the listing. The expiration time may be anywhere from one day to 30 days.

2)              Prospective buyers browse the website and review listings of interest to them. Listings may feature rich media including descriptive photographs of the seller and the deliverable property or action, seller ratings, video, and text blogs, etc. that are all designed to explain in detail what is being offered to the buying community.

3)              Each buyer inclined to participate financially in and share the tangible or intangible property or action offered by a listing, makes a contribution toward the seller’s aggregate target price. Each buyer must make a contribution equal to or higher than the minimum contribution amount set by the seller. There is no upper limit on the amount a buyer may contribute other than the target price. While it is possible for one individual buyer to contribute an amount of money sufficient to satisfy the target price, the idea behind CrowdFunder.com is to enable several buyers to each contribute a small amount of money to satisfy the target price in the aggregate and then share jointly the tangible or intangible property offered. Generally, each buyer is acting independently as part of a larger buying community of buyers who are unaffiliated and do not know each other. However, our website has a strong social networking function allowing buyers who are so inclined to communicate with other buyers and cooperate in contributing to the success of a particular listing. Further, by allowing sellers to include embedded capsulized versions of their listings on CrowdFunder.com (in the form of a “widget”) on other social networking websites unrelated to ours, such as Facebook.com, sellers and the buying community may utilize many different channels of communication unrelated to our website. If a buyer makes a contribution from the buyer’s virtual wallet, a buyer is “committing” that money towards the target price of a listing and, while not yet actually charged, the buyer cannot use that money for other purposes until such money is subsequently released, if at all, as further described below.

4)              When the target price for a particular listing has been achieved, the buyers who contributed towards achieving the target price will jointly enjoy the property offered if the listing was for an actual “deliverable” in the form of an action (e.g. a party) or a distributable piece of intellectual property (e.g. a cellphone ring tone). We do not have the ability to execute or monitor the delivery. The website will distribute the contributed money to the seller’s virtual wallet. Sellers may use money in their virtual wallets to contribute towards other listings on CrowdFunder.com or transfer the money to such sellers’ PayPal accounts. We also have a procedure in place pursuant to which we may issue checks to users for funds contained in virtual wallets upon request. Conversely, if the target price is not met before the listing has expired, then the listing ends with no deliverable action taken by the seller and the money that a particular buyer has contributed is “released” to the buyer and credited to the source from which it came.

Below are illustrative examples of how this process works:

•                  Case Study One — A school is in need of new gymnasium floor. The cost of this improvement is $10,000. Concerned boosters of the school’s basketball team list the school’s gymnasium floor on CrowdFunder.com. The boosters contact students, parents, administrators, teachers, local businesses and anyone connected to the school to promote the tax-deductible listing (the school is a non-profit entity). One hundred buyers emerge that fund an average of $100.00 per contribution. The boosters collect the funds and donate the funds to the school which replaces its gymnasium floor and hangs a special plaque commemorating each member of the buying community in the gymnasium.

•                  Case Study Two — A band (called Sticky Candy for example) has become popular on the Internet site MySpace.com and counts over 3,000 MySpace.com “friends” (fans of the band that have “opted in” to the band’s MySpace.com site to receive background information about the band, songs, and photographs, etc.). Leveraging its success on MySpace.com, the band is willing to play at selected venues in the United States on specified dates for a per venue performance fee of $5,000 and decides to list its “promise to perform” on CrowdFunder.com. The listing is marketed through the placement of a CrowdFunder.com “widget” (an electronic graphical link we provide to the seller) on the band’s MySpace.com page. Fans interested in the band’s “promise to play” visit the band’s listing on CrowdFunder.com to learn more about the available dates and available venues (for example, Pensacola, FL, Denver, CO and Sacramento, CA), sample the band’s music, and view photographs, etc.  Fans living in Denver, CO (or wishing to travel to Denver), for example, that are interested in becoming part of the collective buying community for a performance, are encouraged to make a contribution under the band’s Denver sub-listing. Assuming a minimum of 250 people hit the “contribute” button at the bottom of the listing and contribute an average of $20 per person to the listing, the seller will achieve its target price of $5,000 and, presumably follow-through on its “promise to perform” for its devoted fans in Denver. The band will deliver an electronic ticket to every member of the buying community through an email attachment. The performance’s basic costs are covered and the band can sell additional tickets at the venue’s door.

Our SchoolFunder.org website is used exclusively for school-related fundraising.  The website is different from CrowdFunder.com in that a seller on SchoolFunder.org may elect to make a listing without a target price in which case the seller collects all the money pledged.  Otherwise, the two websites are substantially similar in function.

Seller Platform

The seller platform consists of the following parts and features:

Create Listing — Registered sellers entering CrowdFunder.com will see six main tabs (see screen shot below): Search, Create Listing, Browse, MyCrowdFunder, Community and Help.  By clicking on the Create Listing button, sellers will be prompted through an easy step-by-step process to create a listing for the item or deliverable that they are seeking money for. A listing may be public, that is viewable and open to anyone browsing our website, or private, that is viewable only to those individuals that the seller invites to view the listing. Unregistered sellers will be prompted to register first if they do not have a username and password. Registration is a simple, step-by-step process that captures vital data about the seller including name, email address, username and password. This data forms the basis of the website’s public profile page, a detailed webpage dedicated to each registered user.

Public Profile — In addition to basic data about the seller, the seller has the ability to add rich media content to supplement the listing. We believe that CrowdFunder.com provides simple, easy to use tools that enable the seller to enhance the seller’s public profile page with photos, video, audio, text, and links to the seller’s Internet presence outside of CrowdFunder.com such as the seller’s blog, home page or websites on Facebook.com or MySpace.com. The public profile page also contains the results of the seller’s user rating based on the weighted, collective voting of the CrowdFunder.com universe using a five star system.

Photo Uploader — The seller will have tools available to upload images of the listed tangible or intangible property, or images which describe the seller’s “actionable deliverable” or item the seller is wishing to raise money for.

Video Uploader — The seller has the ability to “tell the seller’s story” in a short video presentation using tools provided by CrowdFunder.com.

Messaging — To complement the listing, CrowdFunder.com will allow live chat. This is a way for the seller to further engage the buying community and create a conversation around the listing.

Contributing Money Through Third-Party Websites — CrowdFunder.com allows a seller to create a so-called “widget” containing information about such seller’s listing on CrowdFunder.com and inserting the “widget” on a third-party website to which the seller has access, such as Facebook.com.

Buyer Platform

The buyer platform consists of the following parts and features:

Browsing Is Free — CrowdFunder.com is a platform for sellers to raise money but also an entertaining community site where anyone with Internet access may browse interesting listings, even if they are not a registered user of the website or interested in making contributions. The listings on our website may appeal directly to their interests or simply their curiosity to see how sellers’ value their property or ideas, how the buying community values the same, or the zany and offbeat ideas that will certainly evolve from this type of platform. In any event, browsing is free to any and all Internet users.

Search — The easiest way for prospective buyers to search for something that they are interested in contributing to is to enter a relevant word into the search dialogue box on the webpage. In addition to that, prospective buyers may click on the thumbnail image of an item or title of a listing that looks appealing to them. Alternatively, CrowdFunder.com offers numerous other ways for buyers or casual browsers to go directly to desired listings by using the tag cloud box, the most frequently viewed tab or looking at what their CrowdFunder friends are interested in. The tag cloud box is a list of keywords describing the contents of all the listings on our website. The list is compiled from keywords describing a particular listing designated by each seller when making the listing. By clicking on a particular keyword, a user can view all listings that are described by such keyword. The most frequently viewed tab contains a list of listings on our website that our users have viewed the most times in the aggregate. Finally, a user may designate other users as “friends” in his or her CrowdFunder profile and view listings viewed by such friends.

Creating an account — Buyer registration is a simple, step-by-step process that prompts users to enter key data about themselves. Registration is not necessary to browse our website or for making a direct contribution using a third-party payment service as further described below.

Loading the CrowdFunder Wallet — A key component of the registration process is the creation of a virtual wallet. The virtual wallet is an electronic repository of “electronic chits” that represent real money that a buyer has transferred into the virtual wallet through a third-party payment service such as PayPal or Google Checkout. We cannot directly make such transfers because we are not a bank or a credit card merchant. The buyer “loads” his or her wallet with electronic chits by simply clicking the “Add Funds” button located on the MyCrowdFunder page. Once “loaded”, an always-present electronic “widget” keeps track of the buyer’s vital wallet statistics: gross money available, money committed to listings, and available money. A buyer may contribute money from his or her virtual wallet in any increment (provided it is the minimum increment required by a seller) and across as many listings as practically possible.

Making Contributions — Buyers make contributions to listings that they wish to participate in simply by clicking on the “Contribute” button of a desired listing from either within our website or from a “widget” containing the listing on another website, such as Facebook.com. Buyers enter a whole or partial dollar amount by placing a decimal point in the proper place of a numeric entry in the “Contribute” dialogue box and are immediately prompted with a confirmation of their action. A buyer may make contributions by making an instant payment using the services of PayPal or Google Checkout, or using funds contained in such buyer’s virtual wallet. A buyer must be a registered user to have a virtual wallet but does not have to be a registered user to make a direct payment via an account with a third-party payment service such as PayPal or Google Checkout. Once a contribution is made, regardless of whether made via PayPal or Google Checkout or from the virtual wallet, the contributed money is tied up in that particular listing and unavailable for other listings or uses until subsequently released.

Keeping Track of Deployed and Available Funds — Buyers always know where they stand financially on CrowdFunder.com. An always-present “widget” gives each buyer a real-time snap shot of the funds in the buyer’s virtual wallet by showing the gross money available, the money tied up in listings, and the available money.

Rating Sellers — The buying community may use a five star feedback system to rate sellers, listings and buyers in real time, providing an immediate capsulization of what the buying community thinks about another user and the website’s listings. This rating system is critically important to all users as it provides feedback on the credibility of sellers and their listings, including comments from buyers on past experiences with particular sellers and their listings.

First-Time Visitors/Unlogged-In Visitors — In addition to the basic home page information (described above), first-time or un-logged-in visitors to our website will see an info-graphic and accompanying text that explains the crowdfunding concept.

Payment Processing

There are two ways that buyers may contribute to a listing on our website: (i) by a direct payment though an independent, third-party online payment service such as PayPal or Google Checkout, or (ii) by a payment from a particular buyer’s virtual wallet within our website. The virtual wallet must be “loaded” with money via a direct payment though an independent, third-party online payment service such as PayPal or Google Checkout. We do not directly process credit card payments but we are responsible for managing payments made into and out of the virtual wallets and any direct payments made via a third-party online payment service.

Business Model

CrowdFunder.com serves the role as an agent that represents someone wishing to offer tangible or intangible property or other “deliverable” to a community of buyers. In this role, CrowdFunder.com is a facilitator by acting as a platform and clearing house for the transaction. In the art and entertainment worlds, fees for acting in a similar agency role range from 15% to 25% of the final negotiated price. We derive revenues by charging a 5% transaction fee on the money collected by sellers on our SchoolFunder.org website. We are currently waiving the transaction fee on our CrowdFunder.com website in order to attract listings but we expect to start charging a 7.5% fee based on the seller’s target price on each successfully closed listing beginning on June 1, 2008. We do not charge a fee for a basic listing or for listings that expire before achieving their target prices on both our websites.

Although we do not foresee deriving significant revenues in the immediate future other than from a “success fee” on each successfully closed listing, we hope to create additional revenue streams in the long run through:

•                  Advertising fees derived from third-party advertisements on our website tailored specifically to particular listings;

•                  Listing fees for adding video, multiple photographs, banners or any other extra features that may make the seller’s listing more noticeable; and

•                  Subscription fees enabling sellers to take advantage of additional services, such as mobile alerts whereby a seller may receive information about his or her listings on mobile devices such as a cell phone.

Competition

We do not believe that there exists any website or business that is directly competitive with CrowdFunder.com. There exist a few Internet sites that have platforms that enable sellers to connect with buying communities. However, the majority of these sites are charity-based and do not contemplate crowdfunding of tangible or intangible property or actions. Instead, we expect competition from companies that operate social networking, entertainment and auction websites generally. In particular, we expect to compete with such websites for users as there is a significant overlap among the users thereof. Among social networking websites, we view MySpace.com and Facebook.com as our principal competitors. We expect to compete with YouTube.com in the video-sharing segment and also with auction sites such as eBay.com.

The principal competitive factors in our industry include the following:

•                  Ability to attract buyers and sellers;

•                  Volume of transactions and price and selection of listings;

•                  Customer service; and

•                  Brand recognition.

With respect to our online competition, additional competitive factors include:

•                  Community cohesion, interaction and size;

•                  Website ease-of-use and accessibility;

•                  System reliability;

•                  Reliability of delivery and payment;

•                  Level of service fees; and

•                  Quality of search tools.

To our knowledge, most efforts to set up crowdfunding websites to date have been focused on charity. While noble in their efforts, in our opinion, these websites (such as Fundable.org, GiftHub.org and GiveMeaning.com) are not intended to entertain nor are they designed thoroughly enough to deliver a “true” online community feel. In our opinion, unlike current competitors in the crowdfunding space, we have effectively:

•                  Created an entertaining, media-rich environment that provides a platform for fundraising of any kind. In addition to raising money for charitable causes, CrowdFunder.com enables people to raise money for or sell online video games legal cheat codes, music, audio, video, the performance of stunts and dares, and schools, by crowdfunding. We believe that everyone in the world owns tangible and intangible property that they could sell or ideas they want to raise money for and that CrowdFunder.com is the only currently-existing website fully enabling this.

•                  Secured domain names, http://www.CrowdFunder.com and http://www.SchoolFunder.org, that fully describe the crowdfunding nature of our websites.

•                  Developed a unique method to collect and disburse micro-payments through the implementation of a virtual wallet. Unlike other websites which require users to use a credit card or PayPal transaction each time they want to contribute to a listing, CrowdFunder.com allows a user to make payments out of funds in the virtual wallet in micro amounts across numerous listings without incurring any transaction fees (although users will incur transaction fees charged by PayPal when transferring money into the virtual wallet through PayPal). We believe that this method dramatically reduces transaction costs on micro payments, which otherwise could be as high as $0.30 per transaction, and allows the greatest flexibility to buyers in terms of how contributable dollars will be applied to the widest amount of listings on CrowdFunder.com.

•                  Designed CrowdFunder.com to be immediately intuitive as to what the site is intended to do, seductively immersive with rich media to describe intelligently organized listings and easy to navigate and use.

The CrowdFunder.com Advantage

                We believe that there are several factors that make CrowdFunder.com unique when compared to the competition and that will assist in making the website successful:

•                  CrowdFunder.com is entertaining because the listings may be interesting to specific passionate buyer groups: fans of bands, on-line gamers, parents of children wishing to make contributions to schools, and curiosity seekers for the bizarre, zany and ridiculous. Browsers and buyers can make comments about a listing and provide valuable credibility ratings on sellers’ listings by “vouching” for them as legitimate.

•                  CrowdFunder.com is the alter-ego of other, existing Internet auction websites. It is specifically designed to enable sellers to sell items that cannot practically be listed and distributed through other auction websites that are limited to finite objects and whose listed property is typically sold to one individual “winner” of an auction. The bidders on other auction sites, by the very nature of the auction process, do not have any incentive to share their enthusiasm for the object of their desire. CrowdFunder.com is entirely different in this respect. It is designed to create a viral “following” for the desired object by both the seller and a passionate group of buyers. In this regard it becomes a powerful social networking site where the buying community has a vested interest in a positive outcome for the sellers.

•                  CrowdFunder.com spreads the cost of acquiring tangible or intangible property or “actionable deliverables” over a large number of buyers. Rather than extract a large fee from a single auction winner, which is the case on traditional auction sites, everyone that participates in the listing (whether they contributed a small or large amount towards the target price) will be allowed to share in the enjoyment of the distributed content or deliverable action.

•                  CrowdFunder.com provides a media-rich environment to learn more about a listing, the seller and the details of the tangible or intangible property or deliverable with photography, video, text, blog entries and credibility ratings. Real-time graphical updates are also provided to the buying community to illustrate how close or far-away a seller is to reaching the desired target price.

•                  By use of a CrowdFunder.com “widget,” sellers have the ability to cross-promote listings on CrowdFunder.com on other websites. This allows sellers to share their listings with their friends on the websites they most frequently promote. An example of this might be a seller’s Facebook.com, MySpace.com or business webpage. They may even post their listings to blogs and online message boards that speak to the subject matter of their listings. We expect that this ability will improve search engine visibility and relevance, increasing overall rankings and return results, improving sellers’ funding results and building a broad and diverse user base.

Markets and Customers

                Any buyer or seller of user-created-content is a potential CrowdFunder.com user. CrowdFunder.com will not target any particular customer demographics.

                We expect to capitalize on the demand for a crowdfunding Internet platform in the following areas:

•                  Schools — We believe that an important vertical market for crowdfunding is secondary schools. We estimate that U.S. secondary schools receive billions of dollars in donations annually from parents and other outside contributors to purchase items that are not part of a school systems’ budget, such as classroom materials, athletic equipment, school trips, parties and events, and band instruments. We launched our SchoolFunder.org website in November 2007 which focuses entirely on this market.

•                  Charity and Charitable Actions — Giving to charity is a complicated and subjective activity. CrowdFunder.com will describe charitable acts in great detail and allow people to contribute anonymously in small or large increments.

•                  Bands Needing Money — MySpace.com has evolved into an important social networking website on which bands can promote their music. Young bands needing money for instruments, recordings, tours, etc. may use CrowdFunder.com simply by placing a CrowdFunder.com “widget” on their MySpace.com page. Friends may click on the CrowdFunder.com “widget” and be taken to the band’s listing on CrowdFunder.com where they will be given more details on the band’s fundraising efforts and the ability to easily contribute to these efforts. Friends may contribute money directly through the “widget” or by visiting the band’s listing on CrowdFunder.com.

•                  Digital Panhandling — We envision this as a “catch all” category on CrowdFunder.com. Anyone that is willing to do something for money (whether noble or not) is a candidate to list under this category. The imagination and our terms of use are the only limits on this type of fundraising.

•                  Parties and Gifts — Sharing the expense of a party or a gift is another use for CrowdFunder.com.

•                  Dares — People wishing to do something out of the ordinary in exchange for money may create a listing under this category. Examples of permissible content are legitimate stunts and activities which do not involve life threatening feats or adult content.

•                  Actionable Events — Anyone that agrees to “do something,” allowed under our terms of use, in exchange for money could make a listing in this category. An example of a possible listing in this category is: “I agree to load up a plane with supplies and deliver them to a disaster area.”

Suppliers

                We currently host our computer servers with and secure Internet bandwidth through a Denver-based co-location facility. While having such an arrangement is crucial to our business, we believe that we would be able to find a suitable replacement on competitive terms if we are unable to continue our relationship with our current co-location facility.

Sales and Marketing

                We hope that CrowdFunder.com and SchoolFunder.org will be the paradigm shifting websites that take crowdfunding to a new level of popularity on the Internet. Our first major marketing objective is to attract sellers to our websites and convince these sellers to register and create listings of tangible and intangible property or actions that they desire to offer. The second objective will be to create awareness of the listings that are available on the websites.

Initial Listing Objectives

We have achieved our first marketing objective to secure no less than 200 legitimate listings for our websites. We have hosted two promotional events in Boulder, Colorado to introduce CrowdFunder.com to an invited group of people that we had identified as “early adopters” of Internet technology. We unveiled our CrowdFunder.com website at these events and registered people willing to create listings on CrowdFunder.com in exchange for a pre-funded virtual wallet containing up to $10.00. We launched the beta-version of the CrowdFunder.com website on October 2, 2007 and the SchoolFunder.org website in November 2007. As of the date of this prospectus, we have hosted over 220 listings on CrowdFunder.com of which approximately 40 closed successfully after achieving their target prices, funding approximately $35,000 in the aggregate. Sellers have collected approximately $54,000 on our SchoolFunder.org website.

Secondary Marketing Objectives

We are currently working on our secondary marketing objective: publicity, promotion and search engine management.

Once the initial listings have been placed, we expect to attempt to generate publicity for CrowdFunder.com through press meetings, interviews and publicity events designed to create editorial coverage for the site. The following is an illustrative list of the initial publications that we expect to target: Wired, Mac World, PC Magazine, The Wall Street Journal, The New York Times, The Denver Post, The Rocky Mountain News (Denver, Colorado), and The Daily Camera (Boulder, Colorado).

We will initially offer special incentives for early users of our websites. Currently, we waive the listing fee on CrowdFunder.com for successfully completed listings if the target price is less than $10,000. Examples of other incentives we currently offer for free to some or all of our users are: matching funds up to a certain amount collected by a listing seller, providing free “key word” traffic to a particular listing, and featuring certain listings on the “home page” of the websites. We do not know for how long we will continue to offer these incentives but we may continue doing so for the foreseeable future. We are also contemplating offering rewards for most visited, most original and most funded listings.

Intellectual Property

We regard our intellectual property as critical to our success. We rely on a combination of laws and contractual restrictions with our employees, customers and others to establish and protect our proprietary rights. Currently, we have no registered trademarks, copyrights or patents. We use or have registered the following uniform resource locators for the Internet: www.CrowdFunder.com and www.SchoolFunder.org, among others.

Employees

We do not have any employees. Our websites were developed by and our operations are currently managed by independent consultants. We have entered into consulting agreements with our consultants. We currently work with two consultants on a full-time basis and other consultants from time to time as needed.

Governmental Regulation

Our business is not directly subject to governmental regulation. However, we are subject to laws and regulations governing business on and off the Internet. It is not clear how existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel and defamation, obscenity, and personal privacy apply to online businesses. The majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Furthermore, the financial transactions on our websites are subject to government regulations. We have explained the risks associated with governmental regulation of our business under the caption “Risk Factors.”

Research and Development

                From its inception until the launch of our CrowdFunder.com website on October 2, 2007, our wholly- owned subsidiary Fairground Media was engaged in research and development activities related to CrowdFunder.com. We estimate that we have spent approximately $250,000 on such research and development as of the date of this prospectus.

DESCRIPTION OF PROPERTY

                Our headquarters are located at 875 Dellwood Avenue, Boulder, CO  80304 in space provided by Mark Kreloff, one of our directors and our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, rent free on a month-to-month basis pursuant to a verbal lease with Mr. Kreloff. We believe that our current facilities are adequate for our immediate and near-term needs. We do not currently foresee any significant difficulties in obtaining any required additional or replacement facilities.

                We do not own any significant property. However, we do own our computer servers and related development/hosting equipment and software. We house our servers and secure bandwidth through a Denver-based co-location facility.

LEGAL PROCEEDINGS

                We are not presently a party to any pending litigation nor, to the knowledge of our management, is any litigation threatened against us.

DIRECTORS AND EXECUTIVE OFFICERS

Identity and Background of Our Directors and Executive Officers

                The following table sets forth certain information about our directors and executive officers presented as of the date of this prospectus.

Name	Age	Position
Mark H. Kreloff	46	Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director
David J. Rogers	36	Director
Joseph A. DeNucci	44	Director

                Mr. Kreloff has been our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, and a director, since our merger with Fairground Media in July 2007. He was also our President from July 2007 through December 2007. Mr. Kreloff founded Fairground Media in July 2006 and served as its manager while spearheading the company’s efforts to develop the CrowdFunder.com website. Mr. Kreloff has started numerous media businesses over the past 15 years. He founded Spillt, LLC, a full-motion-graphic-design company, and served as its managing partner between July 2006 and July 2007. Before that, Mr. Kreloff co-founded BingoTV, LLC, an entertainment company that developed BingoTV, a live, televised, multi-player Bingo game show that aired on DISH Network to a live audience of players. He served as a founding partner of that company between 2005 and 2006. Mr. Kreloff also founded New Frontier Media, Inc. (NASDAQ: NOOF), a worldwide producer and distributor of adult-themed as well as general motion picture entertainment, and acted as its Chief Executive Officer and the Chairman of its board of directors between 1995 and 2003. He started his career at Drexel Burnham Lambert, an investment bank, and served as a Vice President, Mergers and Acquisitions between 1986 and 1990. Mr. Kreloff holds a B.A. degree from Syracuse University.

                Mr. Rogers has been a director since December 2007 and served as our President between December 2007 and March 2008. He has served as a marketing consultant to our wholly-owned subsidiary Fairground Media since its inception in July 2006. Mr. Rogers is currently also a director and partner of RPG, LLC, an Internet marketing company he co-founded in July 2007. Before joining us, he was Vice President of Sales and Marketing at EyeVeeTV, a company operating a web-based peer-to-peer live video network located in Boulder, Colorado, a position he held from June 2006 to June 2007. Between 1995 and 2005, he was a principal of George Joyce Inc., a company that published The Onion, a satirical newspaper, covering the Denver and Boulder, Colorado markets. Before that, Mr. Rogers was an account representative at the Boulder Weekly Newspaper in Boulder, Colorado. He holds a B.A. degree in history from the University of Colorado, Boulder.

Mr. DeNucci has been a director since December 2007. He is also the President of DeNucci & Associates, a consulting company providing expertise in comprehensive strategic planning and business development specifically for clients interested in merging conventional health and medicine with Complementary and Alternative Medicine, Integrative Medicine, Healthy Lifestyle and Wellness.  Mr. DeNucci has served in that position since 1992. While with DeNucci & Associates, he has consulted and developed projects for clients that include Duke University, Baptist/St. Vincent Health System, Medtronics, and the Miraval-Life in Balance Resort and Spa. While serving as the President of DeNucci & Associates, Mr. DeNucci also served as the interim Chief Operating Officer for Duke University Health System/Campus for Living between 2002 and 2003 and he served as the Chief Operating Officer and General Manager of the Miraval, Life in Balance Resort and Spa, a luxury health and wellness resort located in Tucson, Arizona and a division of Triod, LLC, between 1999 and 2002. He holds a B.A. degree in political science from Siena College.

Significant Consultants

Bret Orton is our key consultant responsible for developing our website architecture. He has served a consultant to our wholly-owned subsidiary Fairground Media since its inception in July 2006. Before joining us, Mr. Orton was a software developer with New Frontier Media, Inc. (NASDAQ: NOOF) a position he held between June 2000 and July 2007. He holds a B.A. degree in journalism from the University of Denver.

Family Relationships

                There are no family relationships among our officers or directors.

Involvement in Certain Legal Proceedings

                We are unaware of any director or executive officer who has, during the past five years:

(i) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(ii) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(iii) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(iv) Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary Compensation

                The following table sets forth information regarding the annual and long-term compensation with respect to the fiscal year ended December 31, 2007, paid or accrued by us to or on behalf of Mark Kreloff, a director and our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Historically, we did not pay any compensation to our executive officers. Beginning in June 2007, we pay Mr. Kreloff a monthly consulting fee of $4,000. Similarly, beginning in June 2007, we pay consulting fees to certain of our consultants as described below under the captions “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” and “TRANSACTIONS WITH RELATED PERSON, PROMOTERS AND CERTAIN CONTROL PERSONS, AND DIRECTOR INDEPENDENCE — Certain Relationships and Related Transactions,” which disclosure is incorporated herein by reference. We awarded to each of Mr. Kreloff and David Rogers, one of our directors, options exercisable into 100,000 shares of our common stock on December 20, 2007.

Name and principal position	Year	Salary ($ )	Bonus ($ )	Stock awards ($ )	Option awards ($ )		Non-equity incentive plan compensation ($ )	Change in pension value and non- qualifying deferred compensation earnings ($ )	All other compensation ($ )	Total ($ )

Mark H.	2007	28,000	-0-	-0-	27,250	(2)	-0-	-0-	-0-	55,250
Kreloff (1)	2006	-0-	-0-	-0-	-0-		-0-	-0-	-0-	-0-

(1) Mr. Kreloff is a director and our Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.

(2) The amount reported represents the estimated value recognized for financial reporting purposes of options. As of December 31, 2007, Mr. Kreloff held options exercisable into 100,000 shares of our common stock that were granted under our 2007 Equity Incentive Plan.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

                We currently do not have any employees and our business is run by independent consultants. We have entered into written and oral consulting agreements with these consultants. The terms of these consulting agreements are described below and under the caption “TRANSACTIONS WITH RELATED PERSON, PROMOTERS AND CERTAIN CONTROL PERSONS, AND DIRECTOR INDEPENDENCE — Certain Relationships and Related Transactions,” which latter disclosure is incorporated herein by reference.

                We have entered into a verbal consulting agreement with Mark Kreloff, our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, and a director. Pursuant to the terms of the agreement, we are paying Mr. Kreloff $4,000 per month since June 2007 in exchange for consulting services.

                Fairground Media entered into a verbal consulting agreement with RPG, an entity owned by David Rogers, one of our directors and our former President. Pursuant to the terms of the agreement, we paid RPG $50,000 in total during the term of the agreement in three equal installments upon the achievement of certain deliverables by RPG in exchange for consulting services.  We terminated the consulting agreement in March 2008.

Our 2007 Equity Incentive Plan

                Our shareholders approved our 2007 Equity Incentive Plan at a special meeting of shareholders on December 20, 2007. Our Board of Directors currently administers the plan but it may delegate all or parts of its authority under the plan to a committee of the Board of Directors. Under our 2007 Equity Incentive Plan, our Board of Directors in its sole discretion may grant stock options, restricted stock, performance units or other stock-based awards to our employees, directors and consultants (or those of our subsidiaries or affiliates). We have reserved a total of 2,000,000 shares of common stock for issuance under the plan. On December 20, 2007, our Board of Directors awarded stock options exercisable into an aggregate of 1,130,000 shares of our common stock to 10 grantees.

                Two types of options may be granted under the plan: (i) options qualifying as “incentive stock options” under the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor provision, and designated as such, also referred to herein as “ISOs,” and (ii) nonstatutory options. ISOs may be granted only to employees. To the extent required by Section 422(d) of the Internal Revenue Code of 1986, as amended, the aggregate fair market value of shares of common stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year may not exceed $100,000. Our Board of Directors (or the applicable committee) determines the exercise price per share under each option but it may not be less than the fair market value of our common stock on the date of grant. In addition, the exercise price of ISOs will be determined in accordance with the applicable provisions of the Internal Revenue Code of 1986, as amended. In general, our Board of Directors (or the applicable committee) will determine the term of options, which may not exceed 10 years. However, ISOs granted to a person considered to own more than 10% of the total combined voting power of all classes of our outstanding stock, or the stock of any of our affiliates, may not have a term exceeding five years from the grant date. The options are exercisable at such time or times and subject to such terms and conditions as determined by our Board of Directors (or the applicable committee). If it is provided that any option is subject to vesting conditions, restrictions or limitations and therefore exercisable only in installments, our Board of Directors (or the applicable committee) may waive such installment exercise provisions. Subject to additional conditions, if an option holder is terminated from his or her employment for cause, all options held by that person (whether vested or unvested) shall automatically terminate and be cancelled. Subject to additional conditions, if the termination occurs by reason of death, all unvested options shall automatically terminate and be cancelled, and all options that have vested prior to the termination date shall remain exercisable until the expiration of the stated term. Subject to additional conditions, if the termination occurs by reason of disability or retirement, all unvested options shall automatically terminate and be cancelled, and all options that have vested prior to the termination date shall remain exercisable for a period of one year from the date of termination or until the expiration of the stated term, whichever is shorter. Subject to additional conditions, if termination occurs for any other reason, all unvested options shall automatically terminate and be cancelled, and options that have vested prior to such date shall remain exercisable for a period of three months from the date of termination or until the expiration of the stated term, whichever is shorter. To the extent any option or award expires unexercised or is canceled, terminated or forfeited in any manner without the issuance of common stock, such shares shall again be available for issuance under the plan. Stock options may be subject to additional acceleration of vesting and exercisability upon a change of control but no such acceleration shall occur unless such acceleration is provided for in an agreement. If approved by our Board of Directors (or the applicable committee), a grantee may pay the exercise price in the form of unrestricted common stock already held by such grantee upon meeting certain conditions.

                Our Board of Directors (or the applicable committee) may also grant awards of common stock under the plan. The shares issued pursuant to a stock grant may be subject to vesting and transfer restrictions as well as other conditions, which restrictions may be waived under certain circumstances. Upon a grantee’s termination of employment for any reason during a period where the grantee’s continued service is required or before an applicable performance goal is satisfied, all shares still subject to restriction are forfeited, unless such forfeiture is waived, to the extent allowed.

                Our Board of Directors (or the applicable committee) may also grant awards of performance units, which is a right to receive cash or stock in settlement, under the plan. Performance units may be conditioned upon the attainment of performance goals and the continued service of the grantee. Upon a grantee’s termination of employment for any reason during a period during which the performance units are to be earned, all rights to receive cash or stock in settlement are forfeited, unless such forfeiture is waived, to the extent allowed.

                Our Board of Directors (or the applicable committee) may also grant other awards that are valued in whole or in part by reference to, or are otherwise based upon, common stock, including dividend equivalents and convertible debentures.

                The purposes of the plan is to give us a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide us and our affiliates with a stock plan providing incentives linked to our profitability and increases in our shareholder value.

                The summary of the terms of our 2007 Equity Incentive Plan described above is qualified in its entirety by the terms of the plan, which is attached as an exhibit to the registration statement on Form SB-2 of which this prospectus is a part.

Outstanding Equity Awards at Fiscal Year-End

                Our shareholders approved our 2007 Equity Incentive Plan at a special meeting of shareholders held on December 20, 2007. The following table sets forth, as of December 31, 2007, information about unexercised options granted to Mark Kreloff, a director and our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, and David Rogers, a director and our former President.

	Option Awards					Stock Awards
	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)	Equity incentive plan award: number of securities underlying unexercised unearned options	Option exercise price	Option expiration	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
Name	Exercisable	Unexercisable	(#)	($ )	date	(#)	($ )	(#)	($ )

Mark H. Kreloff (1) Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer	—	100,000	—	0.2725	12/19/2017	—	—	—	—

David J. Rogers (2) Former President	—	100,000	—	0.2725	12/19/2017	—	—	—	—

(1) We have made one award of stock options exercisable into 100,000 shares of our common stock to Mr. Kreloff on December 20, 2007 vesting ¼ on the first anniversary of the grant date and, thereafter, the balance will vest 1/36 upon the completion of each subsequent full month provided that Mr. Kreloff remains in our service at each such time.

(2) We have made one award of stock options exercisable into 100,000 shares of our common stock to Mr. Rogers on December 20, 2007 vesting ¼ on the first anniversary of the grant date and, thereafter, the balance will vest 1/36 upon the completion of each subsequent full month provided that Mr. Rogers remains in our service at each such time.

Securities Authorized for Issuance under Equity Compensation Plans

                The following table sets forth, as of December 31, 2007, information with respect to equity compensation plans (including individual compensation arrangements) under which our securities are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,130,000	$0.2725	870,000
Equity compensation plans not approved by security holders	-0-	-0-	0

	-0-	$0.2725	870,000

Director Compensation

                The table below sets forth the compensation we paid to our directors during our 2007 fiscal year that we have not reported in the summary compensation table above.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)		Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

David J. Rogers	-0-	-0-	27,250	(1)	-0-	-0-	-0-	27,250

Joseph A. DeNucci	-0-	-0-	27,250	(2)	-0-	-0-	-0-	27,250

(1) The amount reported represents the estimated value recognized for financial reporting purposes of options awarded for services on our board of directors. As of December 31, 2007 Mr. Rogers held stock options exercisable into 100,000 shares of our common stock that were granted on December 20, 2007 under our 2007 Equity Incentive Plan. The options vest ¼ on the first anniversary of the grant date and, thereafter, 1/36 upon the completion of each subsequent full month provided that Mr. Rogers remains in our service at each such time.

(2) The amount reported represents the estimated value recognized for financial reporting purposes of options awarded for services on our board of directors. As of December 31, 2007, Mr. DeNucci held stock options exercisable into 100,000 shares of our common stock that were granted on December 20, 2007 under our 2007 Equity Incentive Plan. The options vest ¼ on the first anniversary of the grant date and, thereafter, 1/36 upon the completion of each subsequent full month provided that Mr. DeNucci remains in our service at each such time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                Our common stock constitutes our only voting securities. As of December 31, 2007, we had 9,734,724 shares of common stock issued and outstanding.

                The following table sets forth as of April 30, 2008 the beneficial ownership of our common stock by (i) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our voting stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.

                Except as indicated in the footnotes to the table below, each shareholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder.

                Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each individual named below is our address, 875 Dellwood Avenue, Boulder, CO  80304.

Name of beneficial owner	Amount of beneficial ownership	Percent of common stock outstanding
Directors and executive officers
Mark H. Kreloff (1)	2,135,070	21.93%
David J. Rogers (2)	824,068	8.47%
Joseph A. DeNucci (3)	—	—

All directors and executive officers as a group (three persons)	2,959,138	30.40%

5% shareholders
Earnest Mathis (4)	3,525,504	32.84%
Paul Deslongchamps (5)	3,076,254	28.66%
Johan Segerdahl (6)	3,076,254	28.66%
Waveland Colorado Ventures, LLC (7)	2,999,800	27.94%
Mark H. Kreloff (1)	2,135,070	21.93%
Andrew Brandt (8)	1,000,000	10.27%
David J. Rogers (2)	824,068	8.47%
Joseph D. Pezzillo (9)	555,010	5.70%
Luke Miller (10)	549,018	5.64%
Bret Orton (11)	549,018	5.64%

(1)	An independent consultant serving as our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, and one of our directors.

(2)	A director. Mr. Rogers served as our President between December 2007 and March 2008 and also provided services to us as an independent consultant until March 2008.

(3)	A director.

(4)

Includes 449,250 shares of common stock held by Mathis Family Partners, Ltd., for which Mr. Mathis is the general partner, and 76,454 shares of common stock held by EARNCO MPPP, for which Mr. Mathis is the trustee.  Mr. Mathis has sole dispositive and voting control over these securities. Also includes 2,999,800 shares of common stock beneficially owned by Waveland Colorado Ventures. Waveland Colorado Ventures’ investment committee, consisting of three individuals and of which Mr. Mathis is a member, has dispositive and voting control over the securities. Mr. Mathis disclaims beneficial ownership in the securities held by Waveland Colorado Ventures to the extent that he does not have a pecuniary interest therein. The shareholder’s address is 2560 W. Main Street, Suite 220, Littleton, CO  80120.

(5)

Includes 76,454 shares of common stock held directly by Mr. Deslongchamps and 2,999,800 shares of common stock beneficially owned by Waveland Colorado Ventures. Waveland Colorado Ventures’ investment committee, consisting of three individuals and of which Mr. Deslongchamps is a member, has dispositive and voting control over the securities held by it. Mr. Deslongchamps disclaims beneficial ownership in the securities held by Waveland Colorado Ventures to the extent that he does not have a pecuniary interest therein. The shareholder’s address is 825 North Jefferson Street, Suite 300, Milwaukee, WI 53202.

(6)

Includes 76,454 shares of common stock held by Iron Block Holdings, LLC, of which Mr. Segerdahl is the sole member, and 2,999,800 shares of common stock beneficially owned by Waveland Colorado Ventures. Waveland Colorado Ventures’ investment committee, consisting of three individuals and of which Mr. Segerdahl is a member, has dispositive and voting control over the securities held by it. Mr. Segerdahl disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. The shareholder’s address is 825 North Jefferson Street, Suite 300, Milwaukee, WI 53202.

(7)

Includes 1,999,800 shares of common stock and 1,000,000 shares of common stock issuable upon exercise of outstanding warrants. Waveland Colorado Ventures’ investment committee, consisting of three individuals, has dispositive and voting control over the securities. The members of Waveland Colorado Ventures’ investment committee are Earnest Mathis, Johan Segerdahl and Paul Deslongchamps. Each of Messrs. Mathis, Segerdahl and Deslongchamps disclaims beneficial ownership in the securities held by Waveland Colorado Ventures to the extent that he does not have a pecuniary interest therein. The shareholder’s address is 2560 W. Main Street, Suite 220, Littleton, CO  80120.

(8)	An independent consultant to our wholly-owned subsidiary Fairground Media through Mr. Brandt’s wholly-owned company Digital Wasabi.

(9)	Up until March 2008, Mr. Pezzillo provided services as an independent consultant to our wholly-owned subsidiary Fairground Media through Mr. Pezzillo’s 50% owned company RPG.

(10)	Mr. Miller has provided services as an independent consultant to our wholly-owned subsidiary Fairground Media through Mr. Miller’s wholly-owned company Fused Industries, LLC.

(11)	An independent consultant to our wholly-owned subsidiary Fairground Media through Mr. Orton’s wholly-owned company Psili LLC.

                Pursuant to the terms of the Investor Rights Agreement among our wholly-owned subsidiary Fairground Media, Waveland Colorado Ventures and the original limited liability company members of Fairground Media (Messrs. Kreloff, Brandt, Rogers, Orton, Miller, Kerndt, Pezzillo and Buikema), under certain circumstances, we are obligated to redeem our shares of common stock held by Waveland Colorado Ventures and Waveland Colorado Ventures has a call option to purchase our shares of common stock held by the original members of Fairground Media. If either of these transactions were to occur, they could result in a change of control of us. These rights are further described under the caption “TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS, AND DIRECTOR INDEPENDENCE — Certain Relationships and Related Transactions.”

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transaction

                Mark Kreloff, a director and our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, has extended a loan to us in the principal amount of $50,000 in exchange for an unsecured promissory note dated January 14, 2008.  Mr. Kreloff extended the loan to us in three part-payments beginning in January 2008.  We pay 9% simple interest per annum on the unpaid principal balance and the loan is due on August 14, 2008.  We may prepay the loan in whole or in part at any time without premium or penalty.

                On April 14, 2008, EARNCO MPPP extended a loan to us in the principal amount of $30,000 in exchange for an unsecured promissory note.  The loan is due on August 15, 2008 and the terms are otherwise identical to the terms of the loan from Mark Kreloff.  EARNCO MPPP is controlled by Earnest Mathis, its trustee, who served as our President and Treasurer and was our sole director from inception until our July 2007 share exchange.  Also, Mr. Mathis may be considered to beneficially own 5% or more of our common stock by virtue of his affiliation with Waveland Colorado Ventures.

                On December 17, 2007, we entered into subscription agreements with EARNCO MPPP, Iron Block Holdings, LLC and Paul Deslongchamps pursuant to which each purchased 45,872 shares of our common stock at $0.2725 per share for an aggregate of $12,500, and agreed to purchase 30,582 share of our common sock at $0.2725 per share for an aggregate of $8,333 at such time that the Securities and Exchange Commission has informed us that it has no further comments to the registration statement on Form SB-2 of which this prospectus is a part.  We issued 45,872 shares of our common stock to each of them on December 17, 2007.  They agreed to waive the closing condition described above and we issued 30,582 shares of our common stock to each of them on January 16, 2008.  EARNCO MPPP’s relationship to us is set forth above. The sole member of Iron Block Holdings, LLC is Johan Segerdahl who may be considered to beneficially own 5% or more of our common stock by virtue of his affiliation with Waveland Colorado Ventures.  Paul Deslongchamps may be considered to beneficially own 5% or more of our common stock by virtue of his affiliation with Waveland Colorado Ventures.

                Until December 2007, we leased office space from Sona Mobile Holdings Corp. (OTC BB: SNMB) for $2,000 per month ($24,000 per year). Shawn Kreloff is the Chief Executive Officer of Sona Mobile Holdings, the Chairman of its board of directors, and the brother of Mark Kreloff, our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, and a director. Mr. Kreloff did not have an interest in the lease nor did he receive any payments under the lease. In addition, Andrew Brandt, one of our shareholders owning approximately 11% of our currently outstanding common stock, is a Senior Vice President of Sona Mobile Holdings Corps. Mr. Brandt did not have a direct interest in the lease nor did he receive any payments under the lease.

                In July 2007, we purchased hardware for and consulting services related to our technology infrastructure from Digital Wasabi, an entity wholly-owned by Andrew Brandt who owns approximately 11% of our currently outstanding common stock, in an amount of $35,000.

                We have entered into a verbal consulting agreement with Mark Kreloff, our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, and a director who beneficially owns approximately 23% of our currently outstanding common stock. Pursuant to the terms of the agreement, we are paying Mr. Kreloff $4,000 per month since June 2007 in exchange for consulting services. The term of the consulting agreement is month-to-month.

                Fairground Media entered into a verbal consulting agreement with RPG, an entity co-owned by David Rogers, our President and a director who beneficially owns approximately 9% of our currently outstanding common stock, and Joseph Pezzillo, who beneficially owns approximately 6% of our currently outstanding common stock. During 2007 and pursuant to the terms of the agreement, we paid RPG an aggregate amount of $82,000 upon the achievement of certain deliverables by RPG in exchange for consulting services. We paid RPG $17,000 for consulting services in 2008.  Each of Mr. Rogers’ and Mr. Pezzillo’s interest in the consulting agreement is valued at $49,500.  We terminated the consulting agreement in March 2008.

                On May 31, 2007, Fairground Media entered into a consulting agreement with Psili, an entity wholly-owned by Bret Orton, who beneficially owns approximately 6% of our currently outstanding common stock. Pursuant to the terms of the consulting agreement, we are paying Psili $7,000 per month for six months ($42,000 total) in exchange for consulting services. Before entering into the consulting agreement, we retained Psili to perform consulting services on an as-needed basis. Before May 31, 2007, we paid Psili an aggregate of $2,500 for such services.

                On May 31, 2007, Fairground Media entered into a consulting agreement with Fused Industries, an entity wholly-owned by Luke Miller, who beneficially owns approximately 6% of our currently outstanding common stock. Pursuant to the terms of the consulting agreement, we are paying Fused Industries $7,000 per month for six months ($42,000 total) in exchange for consulting services. Before entering into the consulting agreement, we retained Fused Industries to perform consulting services on an as-needed basis. Before May 31, 2007, we paid Fused Industries an aggregate of $2,500 for such services.

                Waveland Colorado Ventures and the original limited liability company members of our wholly-owned subsidiary Fairground Media (which include two of our directors, our executive officers, certain of our principal shareholders and our principal consultant, including Messrs. Kreloff, Brandt, Rogers, Orton and Pezzillo), have made several significant commitments and are entitled to several important rights under the Investor Rights Agreement entered into with Fairground Media. The parties have agreed to vote their securities to elect our Chief Executive Officer, then currently in office, to our Board of Directors, and to elect two persons designated by the holders of a majority of our voting stock to our Board of Directors, which two directors are subject to approval by Waveland Colorado Ventures (which approval shall not be unreasonably withheld). Also, Waveland Colorado Ventures and the other members of Fairground Media who participated in our July 2007 share exchange have agreed to subject themselves to a drag-along right whereby such member(s) holding at least a majority of our common stock may require that the other members consent to and participate in a change in control transaction involving us.

                There are several registration rights under the Investor Rights Agreement. Waveland Colorado Ventures has demand registration rights pursuant to which we are obligated to register shares of our common stock (including shares underlying Waveland Colorado Ventures’ warrant) held by Waveland Colorado Ventures within 60 days after receipt of a request. We are obligated to effect up to two demand registrations on behalf of Waveland Colorado Ventures, excluding registrations on Form S-3 or any equivalent successor form. In addition, whenever we propose to file a registration statement with respect to an offering or sale of our common stock (other than a demand registration on behalf of Waveland Colorado Ventures and a few other exceptions), we must provide written notice to the other parties to the Investor Rights Agreement and all of our shareholders who were shareholders before our July 2007 share exchange of our intention to do so and, upon a written request by security holders holding at least 30% of the total holdings of the shareholders entitled to notice, we must use our best efforts to cause their shares of common stock to be included in such registration statement. These piggy-back registration rights are subject to certain exceptions and conditions. Finally, at any time that we are eligible to register securities on Form S-3, Waveland Colorado Ventures and those of our shareholders who also were shareholders before our July 2007 share exchange (the requesting security holder(s) must hold securities in an amount equal to or in excess of $250,000) may request that we effect a registration on Form S-3. We are obligated to file up to two such registration statements during any 12 month period and a maximum of four such registration statements in the aggregate. Our obligation to register securities in this fashion is subject to further terms, conditions and exceptions.

                In addition, Waveland Colorado Ventures has several other important rights under the Investor Rights Agreement. Waveland Colorado Ventures has the right to designate one or more observers who may be invited to attend all meetings of our Board of Directors and any committees thereof in a non-voting observer capacity, and to receive notice of such meetings. We need the approval of a majority of our Board of Directors and Waveland Colorado Ventures to take certain actions such as issuing preferred stock or any security senior to our common stock; materially alter our business strategy or undertake a significant change in our business; acquire another business entity; liquidate or wind up our company or a subsidiary; merge our company or a subsidiary; sell or cause a subsidiary to sell all or substantially all assets; issue or cause a subsidiary to grant an exclusive license to all or substantially all intellectual property; increase the number of shares issuable pursuant to our stock option plan; declare or pay any dividend on, or repurchase or redeem any security; amend our Articles of Incorporation or Bylaws; change the number of authorized shares of our common stock; hire any executive officer of our company or a subsidiary; enter into any executive employment agreement; adopt compensation programs, including base salaries and bonus programs, for all officers and key employees; adopt any stock option programs; ratify any annual budgets, business plans, and financial plans; acquire any real estate or undertake any leasehold obligation; execute entrance obligations or commitments, including capital equipment leases or purchases, with total value greater than $100,000 and which are outside the most recent business plan or budget approved by our Board of Directors and Waveland Colorado Ventures; seek credit accommodation, borrow money or issue any debt, other than trade payables or similar items that occur in the ordinary course of our business; grant any security interest, other than security interests under typical leasing arrangements or tax, statutory and other similar liens; or relocate our principal executive offices outside of the metropolitan area of Denver/Boulder, Colorado.

                Waveland Colorado Ventures also has certain information and inspection rights under the Investor Rights Agreement. Until Waveland Colorado Ventures no longer holds any registrable securities (as defined in the agreement) we must deliver to it: a report discussing the achievement of milestones established and in the form provided by Waveland Colorado Ventures; at least 30 days before the end of each fiscal year, a budget and business plan for the following fiscal year; notice of material changes in our budget; and such other information relating to our financial condition, business, prospects or corporate affairs as Waveland Colorado Ventures may request. Waveland Colorado Ventures also has the right to visit and inspect our business, to examine our books of account and records, and to discuss our affairs, finances and accounts with our officers.

                Finally, Waveland Colorado Ventures has a right of redemption and a call option pursuant to the terms of the Investor Rights Agreement. If in the event of the death or disability of Mark Kreloff, our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, we were to receive any proceeds from any then-existing life or disability insurance for him, upon written notice from Waveland Colorado Ventures, we are obligated to use such insurance proceeds to redeem the shares of common stock held by Waveland Colorado Ventures for $375,000. In addition, provided it still holds at least 50% of the securities issued to it in our July 2007 share exchange, Waveland Colorado Ventures has a call option allowing it to purchase from those of our shareholders who were the original members of Fairground Media all of such original members’ shares of our capital stock for an aggregate sum of $100 within five years, if neither we nor our subsidiaries are pursuing an internet community auction business, and we have demonstrably abandoned the pursuit of such business, unless our Board of Directors and Waveland Colorado Ventures have consented to such abandonment in favor of a new line of business.

                The summaries of the terms of the agreements described herein are qualified in their entirety by the terms of the agreements, which are attached as exhibits to the registration statement on Form SB-2 of which this prospectus is a part.

Director Independence

                We follow the standard of independence established under the NASDAQ rules in determining if our directors are independent and have determined that only one of our three current directors, Joseph DeNucci, is independent under those rules.  We are a development stage company with limited operations and have to date elected to appoint individuals with valuable knowledge of our business to our Board of Directors, regardless of independence, in an effort to launch our business as quickly as possible. As our business grows, we anticipate ensuring that our Board of Directors has the necessary composition for purposes of meeting the independence requirements of the SEC and the market on which our common stock in the future is quoted, listed or trading, if any, and as necessary to instill investor confidence in us.

DESCRIPTION OF SECURITIES

                We are registering shares of our common stock in the registration statement on Form SB-2 of which this prospectus is a part. The following description of our common stock is derived from our Articles of Incorporation and Bylaws as well as relevant provisions of applicable law.

                Our authorized capital stock consists of 25,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. As of April 30, 2008, there were 9,734,724 shares of common stock outstanding held by approximately 220 holders of record. We have not issued any preferred stock. We issued a warrant exercisable into an aggregate of 1,000,000 shares of our common stock to Waveland Colorado Ventures pursuant to the Investment Agreement, dated as of July 24, 2007, between Fairground Media and Waveland Colorado Ventures. Our shareholders approved our 2007 Equity Incentive Plan at a special meeting of the shareholders on December 20, 2007 pursuant to which we have reserved 2,000,000 shares of our common stock for issuance and issued options exercisable into an aggregate of 1,130,000 shares of our common stock. Except as disclosed herein, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating us to issue any additional shares of our capital stock of any class.

                The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, except that in the election of director, each shareholder shall have as many votes for each share held by such shareholder as there are directors to be elected and for whose election such shareholder has a right to vote. Each fractional share is entitled to a corresponding fractional vote.

                Generally, a matter to be voted on by shareholders is approved if the votes cast by all shares of common stock that are present in person or represented by proxy favoring the matter exceed the votes cast opposing the action, subject to any voting rights granted to holders of preferred stock. In the election of directors, the number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to our Board of Directors. Except as otherwise provided by law, and subject to any voting rights granted holders of preferred stock, amendments to our Articles of Incorporation generally must be approved as set forth above. Our Articles of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

                We may pay dividends on our common stock only if and when declared by our Board of Directors. However, we are not allowed to pay any dividends on our common stock in any year unless the holders of our preferred stock, if any, has first received the maximum allowable dividends payable on our preferred stock for such year. We may pay dividends on our preferred stock only if and when declared by our Board of Directors and to the extent of earned surplus. Dividends on our preferred stock shall be paid pro rata to the holders of the preferred tock as determined by a resolution of our Board of Directors prior to the issuance of the preferred stock. We currently have no issued and outstanding preferred stock. However, our Board of Directors has the authority to issue preferred stock, in its discretion, with such preferences, rights and restrictions as our Board of Directors determines.

SELLING SHAREHOLDERS

                We are registering an aggregate of 750,001 shares of our common stock in order to permit the selling shareholders to offer the securities for resale from time to time. Unless otherwise noted herein, the selling shareholders acquired the shares of our common stock in a private placement in 1997 whereby we issued an aggregate of 100,000 shares to 200 individuals, each of whom was an accredited investor at the time and received 500 shares, for no consideration.  Of the other selling shareholders, Mathis Family Partners Ltd. acquired its shares upon our inception, Lazzeri Family Trust acquired its shares from Mathis Family Partners Ltd. in April 2007 and Waveland Colorado Ventures acquired its shares in the July 2007 share exchange.

                We determined beneficial ownership in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise indicated, we believe that the persons or entities named in the following table have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws where applicable. To our knowledge based on information received from the selling shareholders and except as otherwise indicated, none of the selling shareholders is a registered broker-dealer and/or affiliated with a registered broker-dealer. Each of the selling shareholders has confirmed to us that it purchased its securities to be resold in the ordinary course of business and had no agreements, understandings or arrangements, directly or indirectly, with any person to dispose of the securities at the time of acquisition. To prevent dilution to the selling shareholders, the following numbers may change because of stock splits, stock dividends or similar events involving our common stock.

                The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 30, 2008 by the selling shareholders. The number of shares in the column labeled “Securities Being Offered” represents all of the shares of common stock that the selling shareholders may offer under this prospectus. The table assumes that the selling shareholders sell all of the shares. We are unable to determine the exact number of shares that actually will be sold. We do not know how long the selling shareholders will hold the shares before selling them and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares other than our agreement to maintain the effectiveness of this registration in accordance with the terms of the Investor Rights Agreement executed in connection with the July 2007 private placement.

Name of Selling shareholders	Number of Shares Beneficially Owned Prior to this Offering	Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Beneficially Owned After this Offering(1)	Percentage of Outstanding Common Stock Beneficially Owned After this Offering(1)
AJ Robbins	500	500	-0-	0%
Alan J. Levin DDS	500	500	-0-	0%
Andrew Chu	500	500	-0-	0%
Andrew N. Bernstein	500	500	-0-	0%
Angela Bortoluzzi	500	500	-0-	0%
Anne Marie Janssens-Lens	500	500	-0-	0%
Annette Pluss	500	500	-0-	0%
Anthony P. Gargiulo	500	500	-0-	0%
Barbara F. Chapman	500	500	-0-	0%
Barbara J. Robbins	500	500	-0-	0%
Barbara V. Bernstein	500	500	-0-	0%
Ben Casale	500	500	-0-	0%
Beverle A. Skufca	500	500	-0-	0%
Brenda S. Bagg	500	500	-0-	0%
Brian J. Kelley	500	500	-0-	0%
Bruce W. Breitweiser	500	500	-0-	0%
Carol R. Paderski	500	500	-0-	0%
Carolyn Fong	500	500	-0-	0%
Caryljo M. Greenblatt	500	500	-0-	0%
Carylyn K. Bell	500	500	-0-	0%
Chester Schwartz (2)	76,954	500	76,454	*
Christina Casale	500	500	-0-	0%
Colleen A. Keogh	500	500	-0-	0%
Cynthia Kirby	500	500	-0-	0%
Cynthia L. Levin	500	500	-0-	0%
Dan Rudden	500	500	-0-	0%
Dana L. Phillips	500	500	-0-	0%
Danielle L. Rosendahl	500	500	-0-	0%
Dave Lageschulte	500	500	-0-	0%
David K. Marshall	500	500	-0-	0%
David L. Cole	500	500	-0-	0%
David R. Paderski	500	500	-0-	0%
Debra S. Rhoads	500	500	-0-	0%
Douglas C. Ball	500	500	-0-	0%
Elaine Asarch	500	500	-0-	0%
Elliott Living Trust STD 12-29-95	500	500	-0-	0%
Ernest Dufresne	500	500	-0-	0%
Eugenio G. Bortoluzzi	500	500	-0-	0%

Gail E. Ploen	500	500	-0-	0%
Gary A. Mosko	500	500	-0-	0%
Gary B. Peterson	500	500	-0-	0%
Gary E. Keogh	500	500	-0-	0%
Gary Gutterman	500	500	-0-	0%
Gerald A. Bagg	500	500	-0-	0%
Gerald Kirby (3)	500	500	-0-	0%
Gerald M. Berenstein	500	500	-0-	0%
Gertrude R. Nittler	500	500	-0-	0%
Gisela Ratcliff	500	500	-0-	0%
Greg Pusey	500	500	-0-	0%
H. Thomas Fehn	500	500	-0-	0%
Harris Trust DTD 8-22-94 (4)	500	500	-0-	0%
Heather Evans	500	500	-0-	0%
Helene Abrahams	500	500	-0-	0%
Henry Fong	500	500	-0-	0%
Herbert I. Lee	500	500	-0-	0%
Ian Gunn	500	500	-0-	0%
J. Daniel Bell	500	500	-0-	0%
Jack D. Kelley	500	500	-0-	0%
Jack R. Daugherty	500	500	-0-	0%
Jane A. Kelley	500	500	-0-	0%
Janet A. Kritzer	500	500	-0-	0%
Janet M. Marshall	500	500	-0-	0%
Janice Schneider	500	500	-0-	0%
Jay H. Chapman	500	500	-0-	0%
Jeanette I. Shaw	500	500	-0-	0%
Jeannie W. Breitweiser	500	500	-0-	0%
Jeff P. Ploen	500	500	-0-	0%
Jeffrey E. Kahler	500	500	-0-	0%
Jeffrey Frieldand	500	500	-0-	0%
Jerry L. Shaw	500	500	-0-	0%
Jessie Mathis	500	500	-0-	0%
Jiansi Chen	500	500	-0-	0%
Jill A. Lee	500	500	-0-	0%
Jill Pusey	500	500	-0-	0%
Joanne Ernsten	500	500	-0-	0%
John E. Cathcart	500	500	-0-	0%
John E. Fitzpatrick	500	500	-0-	0%
John Epert Family Trust (5)	500	500	-0-	0%
John Londelius	500	500	-0-	0%
John Robertson	500	500	-0-	0%
John W. Scherer	500	500	-0-	0%
Joseph F. De Meo	500	500	-0-	0%
Judith H. Geller	500	500	-0-	0%
Kathy Berenstein	500	500	-0-	0%
Kearney Holdings LLC (6)	500	500	-0-	0%
Kwok Fu Chu	500	500	-0-	0%
Lazzeri Family Trust (7)	449,250	105,481	343,769	3.53%
Len Rothstein	500	500	-0-	0%
Linda B. Kaufmann	500	500	-0-	0%
Lisa A. Kirby	500	500	-0-	0%
Louise S. Schwartz(8)	500	500	-0-	0%

Marcia A. Gargiulo	500	500	-0-	0%
Marshall Abrahams	500	500	-0-	0%
Martha H. Rudman	500	500	-0-	0%
Martha Sue Sloven	500	500	-0-	0%
Mary D. Silleck	500	500	-0-	0%
Mary Jean De Meo	500	500	-0-	0%
Mathis Family Partners Ltd. (9)	449,250	105,481	343,769	3.53%
Michael Kirby (10)	500	500	-0-	0%
Michael Kleinman	500	500	-0-	0%
Michele Gunn	500	500	-0-	0%
Milton H. Barbarosh	500	500	-0-	0%
Mitchel E. Rhoads	500	500	-0-	0%
Mitchell H. Bernstein	500	500	-0-	0%
Monica R. Fehn	500	500	-0-	0%
Neil G. Macey	500	500	-0-	0%
Pamela S. Randall	500	500	-0-	0%
Paul Newland	500	500	-0-	0%
Paula L. Mosko	500	500	-0-	0%
Peg Rudden	500	500	-0-	0%
Penelope S. Gallagher	500	500	-0-	0%
Phill D. Greenblatt	500	500	-0-	0%
R. Hayden Silleck	500	500	-0-	0%
Ramon D. Phillips	500	500	-0-	0%
Raymond Kilgore	500	500	-0-	0%
Richard A. Geller	500	500	-0-	0%
Richard Asarch	500	500	-0-	0%
Richard G. Pluss	500	500	-0-	0%
Richard Randall	500	500	-0-	0%
Richard Ratcliff	500	500	-0-	0%
Ricki Barbarosh	500	500	-0-	0%
Rober J. Nittler	500	500	-0-	0%
Roger R. Campbell	500	500	-0-	0%
Ronald L. Rudman	500	500	-0-	0%
Ruth E. Neadeau	500	500	-0-	0%
Sam S. Sloven	500	500	-0-	0%
Shane G. Rodgers	500	500	-0-	0%
Sharon Marks	500	500	-0-	0%
Sheila M. Gutterman	500	500	-0-	0%
Shelley F. Daugherty	500	500	-0-	0%
Stanley Marks	500	500	-0-	0%
Steven F. Rosendahl	500	500	-0-	0%
Stuart A. Kritzer	500	500	-0-	0%
Suzanne Fitzpatrick	500	500	-0-	0%

Teresa M. Kelley	500		500	-0-	0%
Thomas A. Kaufmann	500		500	-0-	0%
Waveland Colorado Ventures, LLC (11)	2,999,800	(12)	470,039	2,529,761	23.57%
William J. Gallagher	500		500	-0-	0%
William Koyle	500		500	-0-	0%
William Skufca	500		500	-0-	0%
Yin Kam Chu	500		500	-0-	0%

*	Denotes less than 1%.

(1)

Represents the amount of shares that will be held by the selling shareholders after completion of this offering based on the assumption that (a) all shares registered for sale by the registration statement on Form SB-2 of which this prospectus is a part will be sold and (b) that no other shares of our common stock beneficially owned by the selling shareholders are acquired or are sold prior to completion of this offering by the selling shareholders. However, the selling shareholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that it may own pursuant to another registration statement under the Securities Act or sell some or all of its shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

(2)

Does not include 500 shares of our common stock held by Mr. Schwartz’s spouse, Louise S. Schwartz.  Does not include 2,999,800 shares of our common stock beneficially owned by Waveland Colorado Ventures in which Mr. Schwartz has a pecuniary interest as an indirect part-owner of Waveland Colorado Ventures. Mr. Schwartz disclaims beneficial ownership in the securities held by Waveland Colorado Ventures.

(3)	Mr. Kirby is a registered representative and affiliate of Spencer Edwards, Inc., a registered broker-dealer.

(4)

Robert Stahl, as the trustee of Harris Trust DTD 8-22-94, has sole dispositive and voting control over the securities. Mr. Stahl disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein.

(5)

John Epert, as the trustee of John Epert Family Trust has sole dispositive and voting control over the securities. Mr. Epert disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein.

(6)

Chuck Kirby, as the manager of Kearney Holdings LLC, has sole dispositive and voting control over the securities. Mr. Kirby disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein.

(7)

Robert Lazzeri, as the trustee of Lazzeri Family Trust, has sole dispositive and voting control over the securities. Mr. Lazzeri disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. Does not include 2,999,800 shares of our common stock beneficially owned by Waveland Colorado Ventures in which Mr. Lazzeri has a pecuniary interest as an indirect part-owner of Waveland Colorado Ventures. Mr. Lazzeri disclaims beneficial ownership in the securities held by Waveland Colorado Ventures.

(8)	Does not include 76,954 shares of our common stock held by Mrs. Schwartz’s spouse, Chester Schwartz.

(9)

Earnest Mathis, as the general partner of Mathis Family Partners, Ltd., has sole dispositive and voting control over the securities. Mr. Mathis served as the President and Treasurer and was the sole director of our company from inception until our July 2007 share exchange. Mr. Mathis disclaims beneficial ownership in the securities to the extent that he does not have a pecuniary interest therein. Does not include 2,999,800 shares of our common stock beneficially owned by Waveland Colorado Ventures in which Mr. Mathis has a pecuniary interest as an indirect part-owner of Waveland Colorado Ventures and of which Mr. Mathis may be considered a beneficial owner. Mr. Mathis is a member of the investment committee of Waveland Colorado Ventures, consisting of three individuals, which has dispositive and voting control over the securities held by Waveland Colorado Ventures. The other members of the investment committee are Paul Deslongchamps and Johan Segerdahl. Mr. Mathis disclaims beneficial ownership in the securities held by Waveland Colorado Ventures to the extent that he does not have a pecuniary interest therein.

(10)	Mr. Kirby is a registered representative and affiliate of Spencer Edwards, Inc., a registered broker-dealer.

(11)

Waveland Colorado Ventures' investment committee, consisting of three individuals, has dispositive and voting control over the securities. The members of the investment committee are Earnest Mathis, Johan Segerdahl and Paul Deslongchamps. Each of Messrs. Mathis, Segerdahl and Deslongchamps disclaims beneficial ownership in the securities held by Waveland Colorado Ventures to the extent that he does not have a pecuniary interest therein.

(12)	Includes 1,000,000 shares of our common stock issuable upon exercise of warrants to purchase our common stock at an exercise price of $0.2813 per share.

                Other than as indicated above, the selling shareholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates during the past three years.

PLAN OF DISTRIBUTION

                We are registering 750,001 shares of our common stock for resale by the selling shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of their shares of our common stock. We will bear all fees and expenses incident to our obligation to register the shares of our common stock.

                The selling shareholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock which the selling stockholders or their pledgees, donees, transferees or other successors in interest may offer for resale will be sold initially at $0.2725 per share and thereafter, if the shares are quoted for trading on the OTC Bulletin Board (there can be no assurance that our listing application will be approved by the OTC Bulletin Board), in transactions at then prevailing market prices or privately negotiated prices, or in one or more of the following transactions, which may involve crosses or block transactions:

•                    On any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                    In the over-the-counter market;

•                    In transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•                    Through the writing of options, whether such options are listed on an options exchange or otherwise;

•                    Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                    Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                    Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                    An exchange distribution in accordance with the rules of the applicable exchange;

•                    Privately negotiated transactions;

•                    Short sales;

•                    Sales pursuant to Rule 144;

•                    Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•                    A combination of any such methods of sale; and

•                    Any other method permitted pursuant to applicable law.

                If the selling shareholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

                The selling shareholders may pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act or any rule promulgated thereunder, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the beneficial owners for purposes of this prospectus.

                The selling shareholders and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

                Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                There can be no assurance that any selling shareholders will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

                The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M promulgated under the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

                We will pay all expenses of the registration of the shares of our common stock, however, the selling shareholders will pay all underwriting discounts and selling commissions, if any.

                We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the Investor Rights Agreement, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the Investor Right Agreements, or we may be entitled to contribution.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

                In connection with the closing of the share exchange in July 2007, we retained Schumacher & Associates, Inc. as our principal accountant for our company as a whole. Neither we nor Fairground Media retained any principal accountant before such date. As of the date of this prospectus, we have not been required to file financial statements with the SEC and our financial statements, including those of Fairground Media, have not contained an adverse opinion or a disclaimer of opinion, nor have they been qualified or modified as to uncertainty, audit scope, or accounting principles. Neither we nor Fairground Media had consulted with Schumacher & Associates on any matter prior to engaging it as our principal accountant.

LEGAL MATTERS

                Brownstein Hyatt Farber Schreck, L.L.P. in Denver, Colorado passed on the validity of the securities being offered in this prospectus.

EXPERTS

                Our consolidated balance sheet as of June 30, 2007, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the period from July 20, 2006 (date of inception of Fairground Media) to June 30, 2007 have been included in this prospectus in reliance upon the report of Schumacher & Associates, an independent registered public accounting firm, included herein, given on the authority of said firm as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

                Under Colorado law, a corporation may in its Articles of Incorporation eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director’s duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions, or any transaction from which the director directly or indirectly derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any act or omission occurring before the date when such provision becomes effective.

                Our Articles of Incorporation limit the liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Colorado Business Corporation Act. This limitation of liability may not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

                Colorado law further provides that no director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such director or officer was personally involved in the situation giving rise to the litigation or unless such director or officer committed a criminal offense in connection with such situation. The protection afforded under this statutory rule shall not restrict other common-law protections and rights that a director or officer may have. Further, this statutory rule shall not restrict the corporation’s right to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director as discussed in the first paragraph of this section.

                Under Colorado law, unless limited by the articles of incorporation, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he or she is or was a director or officer of the corporation, against reasonable expenses incurred by him or her in connection with the proceeding.

                Under Colorado law, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was an officer or director against liability incurred in the proceeding if the officer or director:

•                    Acted in good faith;

•                    If acting in an official capacity, reasonably believed that his or her conduct was in the best interests of the corporation;

•                    In all other cases except for in criminal proceedings, reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation; and

•                    In the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

                Under Colorado law, a corporation may not indemnify an officer or director if:

•                    In connection with a proceeding by or in the right of the corporation (that is, a derivative action) in which the director or officer is adjudged liable to the corporation; or

•                    In connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

                Our Articles of Incorporation provide that we shall indemnify to the maximum extent permitted by law any person who is or was a director, officer, agent, fiduciary or employee against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he or she is or was a director, officer, agent, fiduciary or employee or because he or she is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at our request. Our Bylaws provide that we shall indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigate, and whether formal or informal, by reason of the fact that he or she is or was a director, officer, agent, fiduciary or employee, or is or was serving at our request as a director, officer, partner, trustee, employee, agent, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan, against reasonable incurred expenses (including attorney’s fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding if it is determined that indemnification is otherwise allowed by law. Indemnification in connection with a derivative action, to the extent allowed by law, shall be limited to reasonable expenses, including attorney’s fees, incurred in connection with the proceeding.

                Under Colorado law, a corporation may also purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another Colorado or foreign business entity or of an employee benefit plan, against liability asserted against or incurred by such person and incurred by such person in that capacity, or arising from such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

                Our Articles of Incorporation and Bylaws provide that we may purchase and maintain insurance on our own behalf and on behalf of any person who is or was our director, officer, employee, fiduciary or agent or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, whether or not we would have the power to indemnify such person against such liability.

                We have not entered into separate indemnification agreements with our directors and officers nor do we currently maintain liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity. We intend to enter into such agreements and procure such insurance when our business operations and revenues justify and allow it.

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

                We are not yet a reporting registrant but expect to become subject to the information and periodic reporting requirements of the Exchange Act simultaneously with the registration statement on form SB-2 of which this prospectus is a part becoming effective. We operate two websites at http://www.CrowdFunder.com and http://www.SchoolFunder.org. The information included on our websites is not included as a part of, or incorporated by reference into, this prospectus. We will make available through our websites our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports that we expect to file or furnish pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we have filed or furnished such material to the SEC.

                You may read and copy any materials that we in the future will file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The

SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

                We have filed a registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

MAUNA KEA ENTERPRISES, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

CrowdFunder, Inc.

We have audited the accompanying consolidated balance sheet of CrowdFunder, Inc. and Subsidiary (f/k/a Mauna Kea Enterprises, Inc.) (a development stage company) as of June 30, 2007, and the related consolidated statements of operations, changes in stockholders’ (deficit) and cash flows for the period July 20, 2006 (date of inception) to June 30, 2007.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CrowdFunder, Inc. and Subsidiary as of June 30, 2007, and the results of their operations and their cash flows for the period July 20, 2006 (date of inception) to June 30, 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the financial statements, the Company incurred a net loss of $35,376 during the period July 20, 2006 (date of inception) to June 30, 2007, had negative working capital and stockholders’ deficits, and had no operating revenue.  As discussed in Note 1 to the consolidated financial statements, these matters raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also discussed in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.

Denver, Colorado
December 3, 2007

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	June 30, 2007	December 31, 2007
		(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$160	$5,613
Stock subscription receivable	2,660	—
Prepaid expenses	—	4,000
Total current assets	2,820	9,613

Property and equipment, net	9,309	21,543

Other assets
Website development costs, net	7,965	287,189
Other	—	1,680

TOTAL ASSETS	$20,094	$320,025

LIABILITIES and STOCKHOLDERS’ (DEFICIT)/EQUITY

Current liabilities
Accounts payable	$—	$24,181
Accounts payable, related parties	26,899	8,659
Accrued expenses	—	36,755
Advances payable, related parties	—	7,000
Listings payable	—	3,114
Common stock	—	100,080

Total current liabilities	26,899	179,789

Warrant liability	—	216,243

Commitments and contingencies

Stockholders’ (deficit)/equity
Preferred stock- no par value, 10,000,000 shares authorized, none issued or outstanding	—	—
Common stock- no par value, 25,000,000 shares authorized, 8,100,000 and 9,551,232 issued and outstanding at June 30, 2007 and December 31, 2007 (unaudited), respectively	28,571	199,457
Additional paid in capital	—	212,246
Deficit accumulated during the development stage	(35,376)	(487,710)
Total stockholders’ (deficit)/equity	(6,805)	(76,007)

TOTAL LIABILITIES and STOCKHOLDERS’ (DEFICIT)/EQUITY	$20,094	$320,025

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the period July 20,		Cumulative for the
	2006 (date of	For the six months	period July 20, 2006
	inception) to June 30,	ended December 31,	(date of inception) to
	2007	2007	December 31, 2007
		(unaudited)	(unaudited)

Revenues	$—	$1,708	$1,708

Expenses
Stock issued for services	14,511	—	14,511
Depreciation and amortization	555	23,473	24,028
Research and development costs	—	55,503	55,503
General and administrative expenses	20,310	331,334	351,644
Selling and marketing expenses	—	50,353	50,353
Total expenses	35,376	460,663	496,039

Loss before other income	(35,376)	(458,955)	(494,331)

Other income
Fair value warrant adjustment	—	(6,621)	(6,621)

Net Loss	$(35,376)	$(452,334)	$(487,710)

Basic and diluted earnings per share of common stock	$—	$(0.05)	$(0.06)

Basic and diluted weighted average number of common shares outstanding	8,100,000	9,075,898	8,611,717

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT)/EQUITY

						Deficit Accumulated
	Preferred Stock		Common Stock		Additional Paid in	During the	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Development Stage	(Deficit)/Equity

Origination - July 20, 2006	—	$—	—	$—	$—	$—	$—

Initial capitalization - January 16, 2007	—	—	8,100,000	28,571	—	—	28,571

Net loss	—	—	—	—	—	(35,376)	(35,376)

Balances at June 30, 2007	—	—	8,100,000	28,571	—	(35,376)	(6,805)

Recapitalization (unaudited)	—	—	1,000,000	152,136	—	—	152,136

Stock options issued in lieu of services
rendered (unaudited)	—	—	—	—	212,246	—	212,246

Issuance of stock for services at $.1875
per share (unaudited)	—	—	100,000	18,750	—	—	18,750
							—
Issuance of common stock at $.33 per share (unaudited)	—	—	76,000	—	—	—	—

Issuance of common stock at $.2725 per share (unaudited)	—	—	275,232	—	—	—	—

Net loss (unaudited)	—	—	—	—	—	(452,334)	(452,334)

Balances at December 31, 2007 (unaudited)	—	$—	9,551,232	$199451	$212,246	$(487,710)	$76007

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASHFLOW

			Cumulative for
			the Period July
	For the period July	For the six	20, 2006 (date of
	20, 2006 (date of	months ended	inception) to
	inception) to June	December 31,	December 31,
	30, 2007	2007	2007
		(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(35,376)	$(452,334)	$(487,710)
Adjustments to reconcile net loss to net cash provided (used) by operating activates:
Stock and stock options issued for services	14,511	172,181	186,692
Depreciation and amortization expense	555	23,473	24,028
Fair value warrant adjustment	—	(6,621)	(6,621)
Changes in operating assets and liabilities:			—
Prepaid expenses and other	—	(5,679)	(5,679)
Accounts payable, accrued expenses and listings payable	26,899	45,810	72,709
Net cash provided (used) by operating activities	6,589	(223,170)	(216,581)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,864)	(14,360)	(20,224)
Website development costs and other assets	(7,965)	(241,757)	(249,722)
Net cash (used) by investing activities	(13,829)	(256,117)	(269,946)

CASH FLOWS FROM FINANCING ACTIVITIES:
Related party advances	—	7,000	7,000
Collection of stock subscription receivable	—	2,660	2,660
Stockholders’ capital contribution	7,400	475,080	482,480
Net cash provided by financing activities	7,400	484,740	492,140

Net increase in cash and cash equivalents	160	5,453	5,613

Cash and cash equivalents, beginning of period	—	160	—

Cash and cash equivalents, end of period	$160	$5,613	$5,613

Supplemental Disclosure of Cash Flow Information:
Income taxes and interest paid	$—	$—	$—

Non cash financing activity - stock subscription receivable	$2,660	$—	$—

Non cash investing activity - stock options issued for website development	$—	$53,815	$53,815

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

NOTE 1:                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

FAIRGROUND MEDIA, LLC, a Colorado limited liability company (“Fairground”), was formed on July 20, 2006 as a developer of online community websites that focus on fundraising for individuals, organizations and charitable causes. Fairground’s current operations consist solely of developing the CrowdFunder.com and SchoolFunder.org websites (collectively the “Websites”) and maintain a corporate office in Boulder, Colorado. The Websites were created for individuals or organizations to raise money for tangible or intangible property from a community of contributors. At present, Fairground does not have any employees and relies on shareholders or other independent consultants to assist in the development of the Websites.

Fairground was formed with eight members, with an initial capital contribution of $10,060. On July 24, 2007, the members of Fairground entered into an investment agreement (“Investment Agreement”) with Waveland Colorado Ventures Limited Liability Company (“Waveland”), an unrelated Colorado limited liability company, whereby Waveland became a 24.69% member in Fairground for a capital contribution of $375,000.

Upon completion of the Investment Agreement, as described above, the members of Fairground then exchanged 100% of their member interests in Fairground to Mauna Kea Enterprises, Inc., a Colorado corporation (“Mauna”), for 8,100,000 shares of common stock of Mauna, pursuant to the terms of an exchange agreement (“Exchange Agreement”). Fairground then became a wholly owned subsidiary of Mauna upon completion of the Exchange Agreement. The share exchange was treated as a merger of Fairground and Mauna which is accounted for as a reverse acquisition, with Fairground being the acquirer for financial reporting purposes. As such, for all disclosures referencing shares authorized, issued, outstanding, reserved for, per share amounts and other disclosures related to equity, amounts have been retroactively restated to reflect share quantities as if the exchange of Fairground member interests had occurred at the beginning of the periods presented as altered by the terms of the Exchange Agreement. Upon completion of the exchange of Fairground’s member interests into common stock of Mauna, the operations of Fairground continued as a wholly owned subsidiary of Mauna and began operations as a Colorado corporation (the “Company”). Upon completion of the merger, members of Fairground controlled the voting interests and the board of the Company.

On December 20, 2007, Mauna changed its name to CrowdFunder, Inc.

Basis of presentation

As a result of the Company’s July 24, 2007 merger, the historical financial statements include the accounts and operations of Fairground. The operations of Mauna are included commencing July 25, 2007 (unaudited).  Mauna did not have any assets, income or expenses and minimal net stockholders’ equity, prior to the exchange with Fairground as described above, as such, no pro forma information is provided and the financial statements are presented as if the merger occurred at the beginning of the periods presented. Prior to the exchange, Mauna had 1,000,000 shares of its common stock issued and outstanding.

As indicated in the accompanying consolidated financial statements, the Company had a net loss of $35,376 for the period July 20, 2006 (date of inception) to June 30, 2007, had negative working capital and stockholders’ deficits, and is considered a company in the development stage.  Management plans to meet the cash requirements of the Company through the development stage by raising additional capital as needed and generating revenues.  Failure to generate revenue and raise capital could result in the Company having to curtail or cease operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

of business.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

Reclassification

Certain amounts previously reported have been reclassified to conform to current presentation.

Unaudited interim financial information

The interim consolidated financial statements as of December 31, 2007, the six months then ended and the period July 20, 2006 (date of inception) to December 31, 2007, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These consolidated financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal reoccurring adjustments and accruals) necessary to present fairly the financial statements for periods presented in accordance with generally accepted accounting principles. Operating results for the six months ended December 31, 2007 may not be indicative of the results for the year ending June 30, 2008. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the rules and regulations of the SEC.

Year End

The Company has chosen June 30 as its year end.

Revenue Recognition

Revenues are to be recognized when evidence of an arrangement exists, the fee is fixed and determinable, no significant obligation remains and collection of the receivable is reasonably assured. The Company will generate revenues from (i) agency fees when a seller successfully closes an auction on the Websites, (ii) advertising from third parties placing banner ads or content on the Websites and (iii) listing fees from pay subscription services. As of June 30, 2007, the Company has not recorded any revenues.

Cash and Cash Equivalents

The Company considers all highly liquid investments and securities with original maturities of three months or less at the time of purchase to be cash equivalents.

Property and Equipment

Property and equipment is recorded at cost. Additions, major renewals and betterments are capitalized; maintenance and repairs that do not extend asset lives are charged against earnings in the period incurred. Gains or losses on the disposition of property and equipment are reflected in earnings and the related asset cost and accumulated depreciation are removed from the respective accounts. Depreciation is computed using the straight-line method over the assets’ estimated useful lives. The estimated useful lives of property and equipment for purposes of computing depreciation are as follows:

Computer software 3 to 5 years

Office equipment 3 to 7 years

Furniture and fixtures 5 to 10 years

Costs of developing or obtaining computer software for internal use are capitalized in accordance with AICPA Statement of Position 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use (“SOP 98-1”). Capitalization stops when the development

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

phase, which includes activities such as software design and configuration, coding, installation, testing, and parallel processing is complete. Amortization begins when the computer software is ready for its intended use, regardless of whether the software will be placed in service in planned stages that may extend beyond a reporting period. Amortization is recorded on a straight-line basis over the software’s estimated useful life, usually 3 to 5 years. As of June 30, 2007 and December 31, 2007 (unaudited) there was $7,965 and $308,227, respectively, capitalized under the caption website development costs on the consolidated balance sheets.

The Company’s Websites were not operational until October 2007, accordingly no amortization was recorded on the capitalized website development costs prior to then. Amortization of these websites for the six months ended December 31, 2007 (unaudited) was $21,348. At December 31, 2007 (unaudited) the Company was in the process of developing additional sites that are expected to become operational in March 2008. The new website, which totals approximately $55,760 at December 31, 2007 (unaudited), is included in the amounts reported above and has not been amortized as of December 31, 2007 (unaudited).

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with Statement of Financial Accounting Standards 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). The Company’s primary long-lived assets are property and equipment and website development costs. SFAS 144 requires a company to assess the recoverability of its long-lived assets whenever events and circumstances indicate the carrying value of an asset or asset group may not be recoverable from estimated future cash flows expected to result from its use and eventual disposition. Additionally, the standard requires expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred, rather than as of the measurement date. No impairment charges have been recorded as of June 30, 2007 or December 31, 2007 (unaudited).

Advertising Expense

Advertising costs are charged to expense as incurred.  The Company did not incur any advertising costs in the period ended June 30, 2007, and incurred $50,353 for the six months ended December 31, 2007 (unaudited).

Research and Development

Research and development costs are expensed as incurred and consist primarily of software development consulting fees and other direct costs. Capitalization of software development costs commences upon the establishment of technological feasibility of the product as described above in accordance with SOP 81-1.

Stock-based Compensation

In December 2004, the FASB issued FASB Statement No. 123R, “Share-Based Payment, an Amendment of FASB Statement No. 123” (“FAS No. 123R”). FAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company’s first quarter of fiscal year ended June 30, 2007.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant estimates included in the Company’s consolidated financial statements are the warrant liability valuation and stock compensation/capitalized costs. The valuation of both the warrant liability and fair value of stock options uses the Black-Scholes model based upon interest rates,

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

stock prices, expected term and volatility factors based on the estimate of an expected volatility computed on historical volatility of similar entities at similar stages of their business cycle, whose share prices are publicly available. The Company believes these estimates and assumptions are reliable. However, these estimates and assumptions may change in the future based on actual experience as well as market conditions.

Financial Instruments

The Company does not believe its financial instruments, mainly cash and cash equivalents, is subject to significant concentrations of credit risk. The Company’s cash periodically exceeds the FDIC limits on insured balances.

Credit will be extended based on an evaluation of the customer’s financial condition and, if necessary, a deposit or some other form of collateral or guarantee may be obtained.

The carrying amounts of cash, accounts payable and accrued expenses approximate the fair value as of June 30, 2007 and December 31, 2007 (unaudited) because of the short maturity of these items. The stock options issued and warrants associated with the Company’s common stock at December 31, 2007 (unaudited), is valued at an estimated fair market value utilizing a Black-Scholes option pricing model.

Income Taxes

Prior to July 24, 2007, no provision for income taxes has been provided, as taxable income and losses were taxable to the members of the Company personally, as the Company operated as a limited liability company and elected to be taxed as a partnership.

Effective July 25, 2007, based on the share exchange with Mauna, the Company became subject to income taxes. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the consolidated balance sheet. Deferred tax assets are also recognized for net operating loss and tax credit carryovers. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. Deferred tax assets are reduced by a valuation allowance based on an assessment of available evidence if deemed more likely than not that some or all of the deferred tax assets will not be realized.

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes — an Interpretation of SFAS Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. FIN 48 prescribes a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon examination. If the tax position is deemed “more-likely-than-not” to be sustained, the tax position is then valued to determine the amount of benefit to be recognized in the financial statements. FIN 48 is effective for companies for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on the Company’s consolidated financial statements, as the Company did not have any unrecognized tax benefits. The Company will file income tax returns in the U.S. federal jurisdiction and the state of Colorado. The Company does not believe there will be any material changes to the Company’s unrecognized tax positions over the next 12 months. The Company recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of June 30, 2007 and December 31, 2007 (unaudited), there were no interest or penalties accrued associated with any unrecognized tax benefits.

Warrant valuation

The Company applied the provisions of SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities and EITF 00-19, Accounting for Derivative Financial Instruments Indexed to,

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

and Potentially Settled in, a Company’s Own Stock and related standards for the accounting of the valuation of the common stock warrants. Accordingly, the Company recorded a warrant liability upon the issuance of its common stock, equal to the estimated fair market value of the various features with a corresponding discount to the underlying financial instruments issued in July 2007 (unaudited). This will be adjusted quarterly to the estimated fair market value based upon then current market conditions.

The valuation of the warrant liability is computed using the Black-Scholes model based upon interest rates, stock prices, estimated term of the underlying financial instruments and volatility factors. The Company utilized expected volatility over a period generally commensurate with the contractual term of the underlying financial instrument and used weekly intervals for price observations. The Company based the estimate of expected volatility on the historical volatility of similar entities at similar stages of their business cycle, whose share prices are publicly available. The Company will continue to consider the volatilities of those entities unless circumstances change such that the identified entities are no longer similar to or until the Company has sufficient information available to utilize its own stock volatility.

The Company believes these estimates and assumptions are reliable. However, these estimates and assumptions may change in the future based on actual experience as well as market conditions.

Net Earnings (Loss) per Share of Common Stock

Basic earnings (loss) per common share are computed by dividing net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period adjusted to reflect potentially dilutive securities. Due to the losses incurred, basic and fully diluted shares outstanding were the same for the periods July 20, 2006 to June 30, 2007 and for the six months ended December 31, 2007 (unaudited), as the effects of the outstanding warrants to purchase 1,000,000 shares of common stock would be anti-dilutive. The computation of earnings (loss) per share of common stock includes the shares presented as a liability for the period for which the shares were outstanding.

Quantifying Materiality of Financial Statement Misstatements

The Company adopted the provisions of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108) at June 30, 2007 and the effect of SAB 108 did not have a material effect on the Company’s consolidated financial statements.

Recent Accounting Pronouncements

In September 2006 the FASB issued SFAS 157 — Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS 157 does not require any new fair value measurements. However, for some entities, the application of SFAS 157 will change current practice. This statement, as amended by FASB Staff Position No. FAS 157-2, is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The provisions of this SFAS 157 should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, with certain exceptions. The Company is currently evaluating the impact of adopting SFAS 157 on its consolidated financial statements.

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

In February 2007 the FASB issued SFAS 159- The Fair Value Option for Financial Assets and Financial Liabilities- Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement, which becomes effective fiscal years beginning on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157, is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. The Company is currently evaluating the impact of adopting SFAS 159 on its consolidated financial statements.

In June 2006, the FASB ratified a consensus on the EITF Issue No. 06-03, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation), (EITF 06-03) related to the classification of certain sales, value added and excise taxes within the income statement. The Company has elected to report these taxes net (i.e. excluded from revenues). As the Company currently does not have any revenues or collect any sales, value added or excise taxes, this EITF currently is not expected to have a material effect on its consolidated financial statements.

In March 2006 the FASB issued SFAS 155, Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This Statement, which becomes effective fiscal years that begin on or before September 15, 2006, and we adopted it as of July 20, 2006, which did not have a material effect on the Company’s consolidated financial statements.

In March 2006 the FASB issued SFAS 156, Accounting for Servicing of Financial Assets — an amendment of FASB Statement No. 140. This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement is not expected to have a material effect on the Company’s consolidated financial statements. This Statement becomes effective fiscal years that begin on or after September 15, 2006. This statement is not expected to have a material impact on the Company’s consolidated financial statements, as we currently do not recognize, nor do we plan to recognize servicing assets or liabilities.

In September 2006 the FASB issued SFAS 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans. This Statement requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan). As the Company does not have any retirement plans, this statement is not applicable to the Company.

In December 2007, the FASB issued SFAS 141R (revised 2007), Business Combinations.  This statement establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements the identifiable assets, acquired, the liabilities assumed, any controlling interest in the business and the goodwill acquired. SFAS 141R further requires that acquisition-related costs and costs associated with restructuring or exiting activities of an acquired entity will be expensed as incurred. SFAS 141R also establishes disclosure requirements which will require disclosure of the nature and financial effects of business combinations. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning the Company’s first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted. The Company cannot anticipate whether the adoption of SFAS 141R will have a material impact on its consolidated financial

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

statements as the impact is solely dependent on whether the Company enters into a business combination after the date the statement is adopted.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 151.  This statement establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Early adoption is not permitted.  The Company does not anticipate the adoption of SFAS 160 will have a material effect on its consolidated financial statements.

There were various other accounting standards and interpretations issued during 2007 and 2006, none of which are expected to have a material impact on the Company’s financial position, operations or cash flows.

NOTE 2:                DEVELOPMENT STAGE OPERATIONS

The Company is in the development stage, as it is yet to have material revenues from its intended business plan. Operations from inception to December 31, 2007 (unaudited), has been devoted primarily to developing and building its Websites and the ad content to generate future revenues, raising capital, marketing the business model and administrative functions. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises.  As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

NOTE 3:                PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	June 30, 2007	December 31, 2007
		(unaudited)

Computers and equipment	$8,349	$20,466
Furniture and fixtures	1,515	4,069

Sub total	9,864	24,535

Less accumulated depreciation	555	2,992

Net property and equipment	$9,309	$21,543

Depreciation expense of $555 has been recorded for the period July 20, 2006 (date of inception) to June 30, 2007 and $2,126 for the six months ended December 31, 2007 (unaudited).

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

NOTE 4:                RELATED PARTY TRANSACTIONS

The Company incurred approximately $24,000 and $274,000, at June 30, 2007 and December 31, 2007 (unaudited), respectively, of costs incurred for services provided by certain stockholders or entities closely related with specific stockholders, for developing and creating the Company’s Websites.

The Company has entered into management consulting agreements with certain stockholders for an aggregate monthly expense of $25,000 through January 2008. Subsequent to the new Website becoming operational, these management consulting fees will be included in general and administrative expenses on the consolidated statements of operations. In January 2008, these contracts were continued under the preexisting terms, on a month to month basis and can be cancelled at any time by either the Company or the consultant.

The Company leased its office space on a month to month basis from a related party of a Director of the Company through December 2007. Beginning in January 2008, the Company began to rent an office space on a monthly basis of $2,160.

At December 31, 2007 (unaudited) a shareholder advanced the Company $7,000 to pay operating expenses. This money is due on demand and does not bear interest.

NOTE 5:                COMMITMENTS

Office lease

The Company rents their office space, effective August 1, 2007, on a monthly basis for $2,000. Accordingly, there is no rent expense under this lease prior to August 1, 2007, and $10,360, has been incurred for the period July 1, 2007 to December 31, 2007 (unaudited).  Rent expense for this lease is included in general and administrative expenses on the consolidated statement of operations.

Restricted Cash

Prior to the completion of the Company filing its registration statement and pursuant to the terms of the Investor Rights Agreement, the Company transferred $75,000 of the $375,000 proceeds into a segregated account for the purpose of funding Company registration expenses.  When the initial process of completing the registration statement was completed in December 2007, the remaining funds were made available to the Company for general working capital purposes.

Officer Indemnification

Under the organizational documents, the Company’s officers, employees and directors are indemnified against certain liability arising out of the performance of their duties to the Company.  The Company’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred.

NOTE 6:                INCOME TAXES

Effective July 24, 2007, in the share exchange with Mauna, the Company began to account for income taxes in accordance with SFAS No. 109, whereby deferred taxes will be provided on temporary differences arising from assets and liabilities whose basis are different for financial reporting and income tax purposes.

At December 31, 2007 (unaudited), the Company had approximately $274,000, of net operating losses for which the Company recorded a full valuation allowance for the temporary difference associated with the net operating loss carry forward, as it is more likely than not that it will not receive future tax benefits, as the Company considered it to be unlikely to recognize sufficient operating income to realize the benefit of these assets over time until the Company has had a

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

reasonable history of net income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized, based upon criteria that include a recent history of demonstrated profits.  The Federal and state net operating loss carry forwards expire in 2027.

The Company will continue to review this valuation allowance and make adjustments as appropriate.

Income taxes for the six months ended December 31, 2007 (unaudited) were attributable to income from operations for the period July 24, 2007 (date of share exchange) to December 31, 2007, and was computed by applying the U.S. federal income tax rate of 34% to pretax income from operations as a result of state taxes, net of federal benefit as shown in the following table:

Tax computed at federal statutory rate	34.0%
State tax, net of federal benefit	1.6%
Income taxed as flow thru items, prior to being taxed as a C corporation	-5.2%
Permanent and other items	-12.4%
Less valuation allowance	-18.0%
Effective tax rate	0.0%

The tax effect of temporary differences that give rise to significant portions of the long-term deferred tax assets at December 31, 2007 (unaudited) are presented in the following table:

Long term deferred tax asset:
Net operating loss carry forwards	$100,900
Intangible assets	11,400
112,300

Less valuation allowance	(112,300)

TOTAL	$—

Prior to July 24, 2007 (date of share exchange), taxable income and losses were reported on the member’s tax returns. Accordingly at June 30, 2007 and through July 24, 2007, there were no deferred tax assets, liabilities or valuation adjustments.

As the Company was formed in July 2006, all tax periods in existence for the Company are still open for examination by both Federal and state jurisdictions.

NOTE 7:                CONCENTRATION OF CREDIT RISK

The Company maintains its cash at a local financial institution. Accounts at this financial institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. At times during the year, the Company may have bank balances that exceed the FDIC limit.

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

NOTE 8:                STOCKHOLDERS’ EQUITY

Capital stock

The Company’s authorized capital stock consists of the 25,000,000 shares of no-par value common stock and 10,000,000 shares of no-par preferred stock. At June 30, 2007 and December 31, 2007 (unaudited) 8,100,000 and 9,551,232 shares of common stock, respectively, are issued and outstanding. There are no shares of preferred stock issued or outstanding at June 30, 2007 and December 31, 2007 (unaudited).

Pursuant to the terms of the Company’s articles of incorporation, any outstanding preferred stock may be redeemed in whole or in part at any time by the Company by payment in cash or common stock of the Company. The preferred stock also has liquidation rights over the common stockholders of the Company upon any liquidation, dissolution or winding up of the Company.

Pursuant to the terms of the Investment Agreement, as amended, the members of Waveland had the right to redeem their interests of 1,999,800, shares of issued and outstanding common stock of the Company at June 30, 2007 and December 31, 2007 (unaudited), if the Company had not filed a registration statement with respect to the securities held by Waveland by December 15, 2007, for $375,000 (“Redemption Price”). Due to this call provision being outside of the control of the Company, the shares of common stock issued to Waveland were originally classified outside of stockholders’ equity until they had been registered. Upon the filing of a registration statement in December 2007, these shares were reclassified into stockholders’ equity.

In addition, if the Company ceases to continue their current business plan (as defined) within a 5 year time period, Waveland has a call option to buy from the original investors of Fairground, Fairgrounds’ 6,100,200 shares of issued and outstanding common stock at December 31, 2007 (unaudited), for an aggregate purchase price of $100. As this call provision has no effect on the Company directly, no amounts have been recorded on the Company’s financial statements at December 31, 2007 (unaudited).

Effective September 2007 (unaudited), the Company issued 100,000 shares of restricted common stock at $.1875 per share for capitalized services valued at $18,750. The price was determined by the board of directors based on negotiation with the individual that provided the services, which approximates the price per share paid for in a recent transaction.

During October 2007 (unaudited) the Company sold 76,000 shares of its common stock for an aggregate purchase price of $25,080 to an accredited investor. In addition, in December 2007 (unaudited), the Company sold 275,232 shares of its common stock to six accredited investors, who were also the original members of Waveland, for an aggregate purchase price of $75,000. The proceeds of both sales of common stock were utilized for working capital of the Company.

The October 2007 (unaudited) and December 2007 (unaudited) sales of common stock may not have been eligible for an exemption from registration under the Securities Act. In the absence of such an exemption, the purchasers of these securities could bring suit against the Company to rescind their purchases, in which event the Company could be liable for rescission payments to the purchasers. Whereas management intends to vigorously defend any future claims against the Company for rescission of these 351,232 shares of common stock as management believes the securities are eligible for an exemption, these amounts have been classified as a current liability as the rescission rights are currently outside the control of the Company.

Stock options (unaudited)

In December 2007, the shareholders of CrowdFunder approved its 2007 Equity Incentive Plan (the “2007 Incentive Plan”). Pursuant to the terms of 2007 Incentive Plan, its board may grant stock options, restricted stock, performance units or other stock-based awards to its employees, directors and consultants. The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries with a stock plan providing incentives directly linked to the profitability of the Company’s businesses and increases in Company shareholder value.

The aggregate number of shares of common stock that may be issued, transferred or exercised pursuant to Awards under the 2007 Incentive Plan will not exceed 2,000,000 shares of common stock.

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

The shares of common stock to be delivered under the 2007 Incentive Plan will be made available, at the discretion of the board of directors or a committee to be named at a later date, either from authorized but unissued common stock or from previously issued common stock reacquired by the Company, including shares of common stock purchased on the open market. To the extent any option or award expires unexercised or is canceled, terminated or forfeited in any manner without the issuance of common stock hereunder, such shares shall again be available for issuance under the 2007 Incentive Plan.

Awards may be granted to employees, directors and consultants of the Company or any of its subsidiaries in the sole discretion of the board of directors. In determining the persons to whom awards shall be granted and the type of award, the board of directors shall take into account such factors as the board of directors shall deem relevant in connection with accomplishing the purposes of the 2007 Incentive Plan. Each award will be evidenced by an agreement and may include any other terms and conditions consistent with the 2007 Incentive Plan as the board of directors may determine.

The term of each option shall be determined by the board of directors but shall not exceed 10 years and the vesting period is determined on an individual award basis. Each option shall be designated as an incentive stock option (ISO) or a non-qualified option (NQO). The exercise price of an ISO shall not be less than the fair market value of the stock covered by the ISO at the grant date; provided, however, the exercise price of an ISO granted to any person who owns, directly or indirectly, stock of the Company constituting more than 10% of the total combined voting power of all classes of outstanding stock of the Company or of any affiliate of the Company, shall not be less than 110% of such fair market value.

The fair value of each option award is estimated on the date of grant using a Black-Scholes option pricing model that uses the assumptions noted in the following table. Because this option valuation model incorporates ranges of assumptions for inputs, those ranges are disclosed below. The Company utilizes historical volatility of other entities in a similar line of business during their development stage periods for a period commensurate with the contractual term of the underlying financial instruments and used daily intervals for price observations. The Company will continue to consider the volatilities of those entities unless circumstances change such that the identified entities are no longer similar to the Company or until there is sufficient information available to utilize the Company’s own stock volatility. As the Company is in its early development stage, it currently does not have any employees, and to date, all stock options have been issued to independent consultants or directors, the Company has not utilized a forfeiture rate in estimating the fair value of options issued. The risk-free rate for periods within the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The Company believes these estimates and assumptions are reliable. However, these estimates and assumptions may change in the future based on actual experience as well as market conditions.

The Company granted stock options that have the following basic characteristics:

•Granted at not less than fair market value.

•Exercisable at such times and subject to terms designated by the board of directors.

•Nontransferrable.

•Begin to vest in December 2008 and then pro-rata of the next 3 years

The Company issued stock options exercisable into an aggregate of 1,130,000 shares of its common stock to 10 non-employees on December 20, 2007 under the 2007 Incentive Plan. As the options were issued to non-employees, the contractual terms of the options were used in determining fair value of the options granted. In addition, the Company utilized the Black-Scholes option pricing model for option granted to non-employees, as fair value of the equity instruments issued in the share-based payment transaction with non-employees was more reliably measurable than the fair value of the consideration received.

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

600,000 of these options were issued in connection with completing the merger with Mauna/Fairgound. As the Company completed a reverse merger, the costs associated with the transaction have been expensed. Accordingly, the Company expensed $153,431, the fair value of the options issued to the consultant, for completing the transaction.

230,000 of these options were issued in lieu of cash payments to third party consultants in assisting with the completion of the Company’s website that became operational in October 2007. As these costs were incurred during the development of the Website, these costs have been capitalized in accordance with SOP 98-1. Accordingly, the Company capitalized $58,515, the fair value of the options issued to the consultants, for developing the Company’s Website.

The remaining 300,000 options were issued to consultants/board members for future services to be performed, do not begin to vest until December 2008 and the amounts were deminimus for the six months ended December 31, 2007 (unaudited). Accordingly, no compensation expense was charged against income for the period then ended. The fair value of these options issued on December 20, 2007 was $76,715.

A summary of option activity under the 2007 Incentive Plan as of December 31, 2007 (unaudited), and changes during the six months then ended are presented below.

	Number of Stock Options	Weighted Average exercise Price	Weighted Average Remaining Contractual Life (years)	Weighted Average Grant Date Fair Value	Aggregate Intrinsic Value

As of July 1, 2007
Outstanding	—	—	—	—	—
Vested	—	—	—	—	—
Nonvested	—	—	—	—	—

Period Activity
Issued	1,130,000	$.2825	10.0	$0.18	—
Exercised	—	—	—	—	—
Forfeited	—	—	—	—	—
Expired	—	—	—	—	—

As of December 31, 2007 (unaudited)
Outstanding	1,130,000	$0.2825	10.0	$0.18	—
Vested	—	—	—	—	—
Nonvested	1,130,000	$0.2825	10.0	$0.18	—

Outstanding:
Range of Exercise Prices
	1,130,000	$0.2825	10.0	—	—

Exercisable:
Range of Exercise Prices
$0.2825	—	—	—	—	—

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

Assumptions used for 2007 activity:

Weighted-average volatility	113%
Expected term (in years)	6.25
Risk-free interest rate	3.6%
Expected dividend rate	0%

Total intrinsic value of options exercised:		$—
Total fair value of shares vested:		$—

Unrecognized compensation cost related to nonvested awards:		$76,715
Weighted-average period over which nonvested awards are expected to be recognized (in years):		4

Warrants

Upon the completion of the exchange between Fairground and Mauna, warrants to purchase 1,000,000 shares of common stock of the Company were issued to the members of Waveland. The warrants have an exercise price of $0.2813 per share, expire July 31, 2012 and can be exercised for cash or in a cashless manner, as defined in the warrant agreement. The exercise price and number of warrants will be adjusted based on future events for the following reasons: stock splits, combinations and dividends. Should the Company declare a dividend payable to shareholders of the Company’s common stock, the warrant holder is entitled to their pro-rata share of dividends, as if their warrants were exercised.

NOTE 9:                WARRANT LIABILITY

The Company applied the provisions of SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities and EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock and related standards for the accounting of the valuation of the common stock warrants embedded in its common stock. Accordingly, the Company recorded a warrant liability upon the issuance of its common stock, equal to the estimated fair market value of the various features with a corresponding discount to the underlying financial instruments issued at July 24, 2007. This will be adjusted quarterly to the estimated fair market value based upon then current market conditions.

During July 2007 (unaudited) the Company recorded an initial warrant liability of $222,864, which represented a non-cash adjustment to the carrying value of the related financial instruments. Prior to the Company filing its registration statement, as a result of the redemption rights and terms of the underlying warrants, 50% of the liability had been allocated as a current liability. As a result of the Company filing their registration statement during December 2007, the then current redemption rights expired and accordingly the warrant liability at December 31, 2007 has been recorded as a long term liability. For the six months ended December 31, 2007 (unaudited), the

CROWDFUNDER, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

Company recorded interest income of $6,621, as a result of the decrease in the fair value of the warrant liability.

The Company utilized historical volatility of other entities in a similar line of business during their development stage periods for a period commensurate with the contractual term of the underlying financial instruments and used weekly intervals for price observations.

The following assumptions were utilized to determine the estimated fair value:

Average expected volatility	113%
Contractual term	4.6years
Risk free interest rate	3.6%
Expected dividend rate	0%

NOTE 10:              SUBSEQUENT EVENTS

Stock subscription receivable

The Company collected the remaining balance of the stock subscription receivable in November 2007.

Amended investment agreement

During November 2007, the investors extended the due date to December 15, 2007, for the filing of the registration statement.

Notes payable-related party (unaudited)

Subsequent to December 31, 2007, the Company’s President and majority shareholder loaned the Company approximately $50,000, net, to meet then current working capital needs.  The note is uncollateralized, due on August 14, 2008 and bears interest at 9% per annum of the unpaid principal.

Common stock sale (unaudited)

In January 2008, the Company sold 183,492 shares of its common stock to six accredited investors, who were the original members of Waveland, for an aggregate purchase price of $50,000. These sales of common stock may not have been eligible for an exemption from registration under the Securities Act. In the absence of such an exemption, the purchasers of these securities could bring suit against the Company to rescind their purchases, in which event the Company could be liable for rescission payments to the purchasers. Whereas management intends to vigorously defend any future claims against the Company for rescission of these 351,232 shares of common stock as management believes the securities are eligible for an exemption, these amounts will be classified as a current liability as the rescission rights are currently outside the control of the Company.

Notes payable (unaudited)

During February 2008, the Company borrowed $50,000 from an individual. The principal and interest at 9% (annually) are due August 2008. In the event of default of repayment in August 2008, the interest rate on the note will automatically be adjusted to 18% (annually) until the note is paid in full.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Indemnification of Directors and Officers

                The information under the caption “DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES” in Part I of this registration statement on Form SB-2 is incorporated by reference herein.

Item 25. Other Expenses of Issuance and Distribution.

                The following table sets forth the various expenses payable by us in connection with the sale of the common stock being registered. The selling shareholders will not pay any of these expenses. All of the amounts shown are estimated except the SEC registration fee.

SEC registration fee	$19.86
Legal fees and expenses	35,000
Printing and engraving fees and expenses	10,000
Accounting fees and expenses	35,000
Miscellaneous fees and expenses	4,980.14

Total	$85,000

Item 26. Recent Sales of Unregistered Securities.

                On July 24, 2007, our wholly-owned subsidiary Fairground Media entered into an Investment Agreement with Waveland Colorado Ventures pursuant to which Fairground Media issued and sold a 24.6889% membership interest in Fairground Media in exchange for a purchase price of $375,000. We relied upon the exemption from the registration requirements of the Securities Act pursuant to Rule 506 promulgated under the Securities Act, insofar as: (i) the investor was accredited within the meaning of Rule 501(a); (ii) we restricted the transfer of the securities in accordance with Rule 502(d); (iii) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the 12 months preceding the transaction; and (iv) the offer and sale was not effected through any general solicitation or general advertising within the meaning of Rule 502(c). In the subsequent share exchange describe below, Waveland Colorado Ventures exchanged its membership interest in Fairground Media for 1,999,800 shares of our common stock and a warrant to purchase 1,000,000 additional shares of our common stock.

                On July 24, 2007, we entered into an Agreement Concerning the Exchange of Securities with Fairground Media and the security holders of Fairground Media and closed the transactions contemplated thereby pursuant to which we issued and exchanged 8,100,000 shares of our no par value common stock for all issued and outstanding membership interests in Fairground Media. We relied upon the exemption from the registration requirements of the Securities Act pursuant to Rule 506 promulgated under the Securities Act, insofar as: (i) each investor was accredited within the meaning of Rule 501(a); (ii) we restricted the transfer of the securities in accordance with Rule 502(d); (iii) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the 12 months preceding the transaction; and (iv) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

                On September 21, 2007, we issued 100,000 shares of our no par value common stock to a consultant as partial payment in lieu of cash for consulting services rendered to us at a price of $0.1875 per share. We relied upon the exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof insofor as we issued shares to one individual in exchange for services rendered.

                On October 31, 2007, we raised working capital by issuing 76,000 shares of our no par value common stock to an accredited investor at a price of $0.33 per share for an aggregate purchase price of $25,080. We relied upon the exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, insofar as: (i) we issued shares to one accredited investor previously known to us; (ii) we restricted the transfer of the securities in accordance with the requirements of the Securities Act; (iii) the offer and sale was not effected through any general solicitation or general advertising; (iv) the investor agreed to hold the securities for his own account and not on behalf of others; and (v) the investor represented that he acquired the securities for investment purposes only and not with a view to sell them.

                On December 17, 2007, we raised working capital by closing a private placement consisting of 275,232 shares of our no par value common stock to six accredited investors at a price of $0.2725 per share for an aggregate purchase price of $75,000. We relied upon the exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, insofar as: (i) we issued shares to six accredited investors previously known to us, each a part-owner of Waveland Colorado Ventures, one of our significant shareholders; (ii) we restricted the transfer of the securities in accordance with the requirements of the Securities Act; (iii) the offer and sale was not effected through any general solicitation or general advertising; (iv) each investor agreed to hold the securities for his or its own account and not on behalf of others; and (v) each investor represented that he or it acquired the securities for investment purposes only and not with a view to sell them.

                When entering into the subscription agreements for the December 17, 2007 private placement, the six investors committed to purchase an aggregate of 183,492 additional shares issuable at such time as the SEC has informed us that it has no further comments to our registration statement on Form SB-2. On January 16, 2008, the six investors agreed to waive this closing condition and we issued 183,492 shares of our no par value common stock at a price of $0.2725 per share for an aggregate purchase price of $50,000 on such date. We relied upon the exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof for the reasons enumerated above regarding the December 17, 2007 private placement because these shares of common stock more subscribed for at that time.

Item 27. Exhibits.

Exhibit Number	Description	Comment

3.1	Articles of Incorporation	Previously filed.

3.2	Bylaws	Previously filed.

3.3	Articles of Amendment to Articles of Incorporation	Previously filed.

4.1	Investor Rights Agreement among Fairground Media, LLC, Waveland Colorado Ventures, LLC and the members of Fairground Media, LLC, dated as of July 24, 2007	Previously filed.

4.2	Warrant issued pursuant to the Investment Agreement between Fairground Media, LLC and Waveland Colorado Ventures, LLC, dated as of July 24, 2007	Previously filed.

4.3	Subscription Agreement between Gregory P. Hauptmann and Mauna Kea Enterprises, Inc., dated as of October 31, 2007	Previously filed.

4.4	Form of Subscription Agreement for December 17, 2007 private placement	Previously filed.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP	Filed herewith.

10.1	Agreement Concerning the Exchange of Securities by and among Mauna Kea Enterprises, Inc., Fairground Media, LLC and the Security Holders of Fairground Media, LLC, dated as of July 24, 2007	Previously filed.

10.2	Investment Agreement between Fairground Media, LLC and Waveland Colorado Ventures, LLC, dated as of July 24, 2007	Previously filed.

10.3	Summary of Terms of Verbal Consulting Agreement with Mark H. Kreloff	Previously filed.

10.4	Summary of Terms of Verbal Consulting Agreement with RPG LLC	Previously filed.

10.5	Summary of Terms of Verbal Lease with Sona Mobile Holdings Corp.	Previously filed.

10.6	Summary of Terms of Verbal Consulting Agreement with Digital Wasabi, LLC	Previously filed.

10.7	Consulting Services Agreement between Bret K. Orton, d/b/a Psili, and Fairground Media, LLC, dated as of May 31, 2007	Previously filed.

10.8	Consulting Services Agreement between Fused Industries, Ltd and Fairground Media, LLC, dated as of May 31, 2007	Previously filed.

10.9	2007 Equity Incentive Plan	Previously filed.

21.1	List of Subsidiaries	Previously filed.

23.1	Consent of Schumacher & Associates, Inc.	Filed herewith.

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)	Previously filed.

Item 28. Undertakings

The undersigned registrant hereby undertakes that it will:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	i.	Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

	iii.	Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

	iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as express in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify  any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

                In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boulder Colorado, on May 5, 2008.

CROWDFUNDER, INC.

By:	/s/ Mark Kreloff
Mark Kreloff Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

                In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the stated capacities on May 5, 2008.

Name	Title
/s/ Mark Kreloff	Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director (principal executive, financial and accounting officer)
Mark Kreloff

*	Director
David J. Rogers

*	Director
Joseph A. DeNucci

*By:	/s/ Mark Kreloff
Mark Kreloff
(Attorney-in-fact)

Exhibit Index

Exhibit Number	Description	Comment

3.1	Articles of Incorporation	Previously filed.

3.2	Bylaws	Previously filed.

3.3	Articles of Amendment to Articles of Incorporation	Previously filed.

4.1	Investor Rights Agreement among Fairground Media, LLC, Waveland Colorado Ventures, LLC and the members of Fairground Media, LLC, dated as of July 24, 2007	Previously filed.

4.2	Warrant issued pursuant to the Investment Agreement between Fairground Media, LLC and Waveland Colorado Ventures, LLC, dated as of July 24, 2007	Previously filed.

4.3	Subscription Agreement between Gregory P. Hauptmann and Mauna Kea Enterprises, Inc., dated as of October 31, 2007	Previously filed.

4.4	Form of Subscription Agreement for December 17, 2007 private placement	Previously filed.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP	Filed herewith.

10.1	Agreement Concerning the Exchange of Securities by and among Mauna Kea Enterprises, Inc., Fairground Media, LLC and the Security Holders of Fairground Media, LLC, dated as of July 24, 2007	Previously filed.

10.2	Investment Agreement between Fairground Media, LLC and Waveland Colorado Ventures, LLC, dated as of July 24, 2007	Previously filed.

10.3	Summary of Terms of Verbal Consulting Agreement with Mark H. Kreloff	Previously filed.

10.4	Summary of Terms of Verbal Consulting Agreement with RPG LLC	Previously filed.

10.5	Summary of Terms of Verbal Lease with Sona Mobile Holdings Corp.	Previously filed.

10.6	Summary of Terms of Verbal Consulting Agreement with Digital Wasabi, LLC	Previously filed.

10.7	Consulting Services Agreement between Bret K. Orton, d/b/a Psili, and Fairground Media, LLC, dated as of May 31, 2007	Previously filed.

10.8	Consulting Services Agreement between Fused Industries, Ltd and Fairground Media, LLC, dated as of May 31, 2007	Previously filed.

10.9	2007 Equity Incentive Plan	Previously filed.

21.1	List of Subsidiaries	Previously filed.

23.1	Consent of Schumacher & Associates, Inc.	Filed herewith.

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)	Previously filed.